SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):    June 18, 1996

                             Restor Industries, Inc.
             (Exact name of registrant as specified in its charter)



       Delaware               0-19998                 65-0044209
    (State or other   (Commission File Number)  (IRS Employer Identification
    jurisdiction of                                        Number)
    incorporation)


    4501 Vineland Road, Orlando, Florida                 32811
  (Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code: (407) 843-7031
                                                   ----------------

Item 2. Acquisition or Disposition of Assets


On June 18, 1996, Restor-Comtech, Inc. ("Acquisition"), a Delaware corporation and wholly-owned subsidiary of Restor Industries, Inc. (the "Company"), and
Comtech Sunrise, Inc., a California corporation ("Comtech"), merged under the terms and conditions of a Merger Agreement by and between Acquisition, the
Company, Comtech and certain of the shareholders of Comtech (the "Shareholders"). Pursuant to the Merger Agreement attached hereto as Exhibit 2, Comtech, a Livermore, California-based company which designs, manufactures and markets transmission and access telecommunications products under the trade names of Sunrise Technology and Sunrise Sierra, was merged with and into Acquisition with Acquisition as the surviving corporation.

Pursuant to the Merger, all of the issued and outstanding shares of the capital stock of Comtech were converted into the right to receive (i) an aggregate of 597,246 shares of the Company's $.01 par value common stock ("Common Stock"), of which 211,765 shares are subject to the terms of the Escrow Agreement attached as exhibit 2.1(b) to the Merger Agreement; plus (ii) an amount equal to Eighty-Eight Thousand Dollars ($88,000); plus (iii) the Shareholders have the right to receive additional consideration in the form of cash, or Common Stock at the option of the Company, not to exceed One Million Eight Hundred Thousand Dollars ($1,800,000) in the aggregate, as set forth in the Merger Agreement (the "Additional Consideration"), payable in three installments not to exceed Five Hundred Thousand ($500,000) on February 15, 1997, Six Hundred Fifty Thousand ($650,000) on February 15, 1998 and Six Hundred Fifty Thousand ($650,000) on February 15, 1999, provided that Acquisition's Pre-Tax Net Income, as defined in the Merger Agreement, equals or exceeds certain predefined levels for the three performance periods January 1, 1996 to and including December 31, 1996; January 1, 1997 to and including December 31, 1997 and January 1, 1998 to and including December 31, 1998. If the Pre-Tax Net Income levels are not obtained, the Additional Consideration will be reduced as set forth in the Merger Agreement. Other conditions to the payment of the Additional Consideration are set forth in the Merger Agreement. Michael Joe, President of Comtech, also entered into an employment agreement with Acquisition, a copy of which is attached to the Merger Agreement as exhibit 6.2(h).

The Consideration for the Merger was determined as a result of negotiations between the Company and Comtech and was approved by the boards of directors of the Company, Acquisition and Comtech. The Company presently intends to fund the Additional Consideration out of working capital (if paid in cash) at the time it becomes payable. Prior to the Merger, neither the Company nor any of its affiliates, directors or officers, nor any associate of any such director or officer had any relationship with Comtech or any of its shareholders.

The description contained herein of the Merger is qualified in its entirety by reference to the Merger Agreement and the Press Release, which are attached hereto as Exhibits 2 and 99, respectively, and incorporated herein by reference.

Item 7. Financial Statements, Proforma Financial Information and Exhibits


Item 7(a). Financial Statements

Included in this Report are the financial statements of Comtech as of December 31, 1995 and the year then ended. Such financial statements have been audited by Tedder, Grimsley & Company, P.A., Independent Certified Public Accountants, whose opinion thereon is also included herein.

The results of Comtech were included in the Company's consolidated financial statements from January 1, 1996, its effective date of acquisition.

                              COMTECH SUNRISE, INC.


                              FINANCIAL STATEMENTS

                          Year Ending December 31, 1995

TABLE OF CONTENTS



                                                                       Page No.

INDEPENDENT AUDITOR'S REPORT..................................................1

FINANCIAL STATEMENTS

  Balance Sheet...............................................................2

  Statement of Income.........................................................3

  Statement of Stockholders' Equity...........................................4

  Statement of Cash Flows.....................................................5

  Notes to Financial Statements...............................................6

                     Independent Auditor's Report




To the Board of Directors
Comtech Sunrise, Inc.
Livermore, California


We have audited the accompanying balance sheet of Comtech Sunrise, Inc. (a California corporation) as of December 31, 1995, and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Comtech Sunrise, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/ Tedder, Grimsley & Company, P.A.

Tedder, Grimsley & Company, P.A.
May 23, 1996

COMTECH SUNRISE, INC.
BALANCE SHEET
December 31, 1995


ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                        $    806,907
  Accounts receivable (net of allowance
    for doubtful accounts of $28,884)                                   175,547
  Notes receivable                                                       17,237
  Inventory                                                             421,576
  Prepaid expenses                                                        2,913
                                                                   ------------
                                        TOTAL CURRENT ASSETS          1,424,180

EQUIPMENT - net                                                          27,096

OTHER ASSETS
  Investment                                                             15,000
  Notes receivable                                                       10,964
  Deposits                                                               10,500
                                                                   ------------
                                                                         36,464
                                                                   ------------
                                                                   $  1,487,740
                                                                   ============



LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Loan from stockholder                                         $        55,371
  Accounts payable                                                      151,220
  Accrued liabilities                                                   167,344
  Income taxes payable                                                  138,498
                                                                   ------------
                                       TOTAL CURRENT LIABILITIES        512,433

STOCKHOLDERS' EQUITY
  Common stock                                                          317,467
  Retained earnings                                                     657,840
                                                                   ------------
                                                                        975,307
                                                                   ------------
                                                                   $  1,487,740
                                                                   ============




See accompanying notes to financial statements.

COMTECH SUNRISE, INC.
STATEMENT OF INCOME
For the Year Ended December 31, 1995



SALES                                                              $  3,610,412

COST OF SALES                                                         2,292,796
                                                                   ------------
                                                    GROSS PROFIT      1,317,616

OPERATING EXPENSES                                                      959,052
                                                                   ------------

                                          INCOME FROM OPERATIONS        358,564

OTHER INCOME                                                             22,362

INTEREST EXPENSE                                                         (7,516)
                                                                   ------------
                                             INCOME BEFORE TAXES        373,410

PROVISION FOR INCOME TAXES                                              141,104
                                                                   ------------
                                                      NET INCOME   $    232,306
                                                                   ============






See accompanying notes to financial statements.

COMTECH SUNRISE, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
For the Year Ended December 31, 1995



                                                  Common Stock         Retained
                                               Number     Amount       Earnings

Balance, December 31, 1994                   2,275,620  $  303,467   $  425,534

Issuance of shares                             500,000      14,000          -

Net income                                         -           -        232,306
                                             ---------  ----------   ----------

Balance, December 31, 1995                   2,775,620  $  317,467   $  657,840
                                             =========  ==========   ==========






See accompanying notes to financial statements.

COMTECH SUNRISE, INC.
STATEMENT OF CASH FLOWS
For the Year Ended December 31, 1995




CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                        $   232,306
  Adjustments to reconcile net income
    to net cash provided by operating
    activities:
      Depreciation                                                       14,625
      Provision for warranties                                           30,000
      Provision for bad debts                                            11,104
 (Increase) Decrease in:
    Accounts receivable                                                 163,684
    Inventory                                                          (104,726)
  Increase (Decrease) in:
    Accounts payable                                                       (821)
    Accrued liabilities                                                  50,866
    Income taxes                                                         98,150
                                                                     ----------
                                     NET CASH AND CASH EQUIVALENTS
                                  PROVIDED BY OPERATING ACTIVITIES      495,188

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of equipment                                               (6,565)
  Collections on notes receivable                                        30,429
  New notes issued                                                      (35,416)
                                                                     ----------
                                     NET CASH AND CASH EQUIVALENTS
                                      USED BY INVESTING ACTIVITIES      (11,552)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of stock                                            14,000
  Payment of accrued dividends                                          (18,000)
                                                                     ----------
                                     NET CASH AND CASH EQUIVALENTS
                                      USED BY FINANCING ACTIVITIES       (4,000)
                                                                     ----------
                                              NET INCREASE IN CASH
                                              AND CASH EQUIVALENTS      479,636

CASH AND CASH EQUIVALENTS, beginning of year                            327,271
                                                                     ----------

CASH AND CASH EQUIVALENTS, end of year                               $  806,907
                                                                     ==========

SUPPLEMENTAL DISCLOSURES:
  Interest paid                                                      $    8,446
                                                                     ==========
  Income taxes paid                                                  $   42,954
                                                                     ==========




See accompanying notes to financial statements.

COMTECH SUNRISE, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 1995



NOTE A - SUMMARY OF SIGNIFICANT  ACCOUNTING POLICIES

     Comtech Sunrise, Inc. was incorporated in the State of California on August 23, 1988. In August of 1994, the Company acquired Tradewinds Technology, Inc. by trading shares of Comtech Sunrise, Inc. for the outstanding shares of Tradewinds Technology, Inc. Just prior to the acquisition, Tradewinds Technology, Inc. acquired some of the stock from the shareholders and declared an $18,000 dividend. These liabilities were settled in 1995. In July of 1995, Comtech Sunrise, Inc. acquired Sierra Transmission Systems, Inc. by trading stock of Comtech Sunrise, Inc. for all of the outstanding shares of Sierra Transmission Systems, Inc. The financial statements reflect the operations as if Comtech Sunrise, Inc. had acquired Sierra Transmission Systems, Inc. as of January 1, 1995. Comtech Sunrise, Inc. (the "Company") produces and sells communications equipment from their facility located in Livermore, California. The sales operations are conducted throughout the United States as well as other foreign countries.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The significant estimates and assumptions are explained below.

Basis of Accounting

The Company prepares its financial statements using the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of financial presentation, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

COMTECH SUNRISE, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 1995



Inventory

Inventories are stated at the lower of cost or market using the first-in first-out method.

Equipment

Equipment is stated at cost. Expenditures for maintenance and repairs are expensed as incurred.

Depreciation has been provided using the straight-line method over the estimated useful lives of the assets as follows:

                  Equipment                                5 years
                  Furniture and office equipment           5 years

Income Taxes

The Company has accrued federal and state income taxes based on its current income. There are no significant differences between income for tax purposes and financial reporting purposes.

NOTE B - INVESTMENTS

Long-term investments consists of 25,000 shares in Netra, Inc. In March of 1996, Netra, Inc. was merged with DTS Acquisition Corporation (DTS) at which time the Company received 7,463 shares of common stock of DTS. Management expects the stock to begin trading on the open market within one year of the merger.

NOTE C - NOTES RECEIVABLE

Notes receivable consist of unsecured loans to employees that carry interest between 9% and 12%. Payments are deducted from the employee paychecks and range from $45 to $138 every two weeks.

NOTE D - INVENTORY

Inventory consists of completed data communications equipment and raw material to manufacture the equipment.

Inventory is stated at the lower of cost or market using the first-in first-out method.

COMTECH SUNRISE, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 1995



Inventory at December 31, 1995 consists of:

                           Completed                                 $  185,028
                           Raw material                                 236,548
                                                                     ----------
                                                                     $  421,576
                                                                     ==========

NOTE E - EQUIPMENT

Equipment at December 31, 1995 consists of the following:

                  Equipment                                          $   93,591
                  Office furniture and equipment                         15,245
                                                                     ----------
                                                                        108,836
                  Less accumulated depreciation                         (81,740)
                                                                     ----------
                                                                     $   27,096
                                                                     ==========

NOTE F - LOAN FROM STOCKHOLDER

The Company borrowed $75,000 from a stockholder in August, 1991. The note is unsecured and carries interest at 12% per annum. The note was paid off in February of 1996.

NOTE G - STOCKHOLDER'S EQUITY

The Company has authorized 5,000,000 shares of no par common stock, of which 2,775,620 shares were issued and outstanding as of December 31, 1995.

The Company has issued various stock options to its employees. However, as described in Note I, all of the outstanding shares in Comtech Sunrise, Inc. will be acquired by Restor-Comtech Inc. According to the terms of that agreement, the stock options are limited to 426,507 shares at a total value of $9,000.

NOTE H - OPERATING LEASE

The Company leases its facility under an operating lease. The lease agreement expires December 31, 1998. Lease expense was $86,400 for the year ended December 31, 1995. Minimum lease obligations for future periods are as follows: 1996, $91,200; 1997, $96,000; 1998, $96,000.

COMTECH SUNRISE, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 1995



NOTE I - SUBSEQUENT EVENTS

On February 21, 1996, the shareholders entered into a letter of intent to sell all of their stock in the Company to Restor-Comtech, Inc., a subsidiary of Restor Industries, Inc. On April 22, 1996, a definitive agreement, plan of merger and irrevocable proxies were executed by the shareholders. The consummation of the merger is expected to occur in June 1996, after a mandatory registration process is completed in the State of California.

NOTE J - CREDIT RISK AND CONCENTRATIONS

The Company had 2 major customers during the year which constituted 41.45% of total sales.

Item 7(b). Pro Forma Financial Information

In May 1995, the Company acquired AIT, Inc. ("AIT"), a provider of switching systems, add-on frames and related circuit boards to the telecommunications industry. In October 1995, the Company acquired Westec Communications, Inc. ("Westec"), a provider of wireless systems and repair services to the cable television and telecommunications industries. The results of operations for both AIT and Westec were included in the Company's consolidated financial statements from their respective dates of acquisition.

The acquisition of Comtech has been accounted for using the purchase method of accounting. The pro forma consolidated statements of operations for the years ended December 31, 1995 and 1994 reflect the acquisitions of Comtech, AIT and Westec as if they had been completed as of January 1, 1994. No pro forma condensed balance sheet has been presented herein because the Company's consolidated balance sheet as of March 31, 1996, as reported in the Company's Form 10-Q for the quarter ended March 31, 1996, reflects all three acquisitions.

The pro forma data does not purport to be indicative of the results which would actually have been reported if the three acquisitions had occurred on such dates or which may be reported in the future. The pro forma data should be read in conjunction with the historical consolidated financial statements of the Company, the financial statements of Comtech, AIT and Westec, and the related notes thereto.


World Access, Inc. and Subsidiaries

Unaudited Pro Forma Statements of Operations

Year Ended December 31, 1995




                                RESTOR           (A)          (B)           (C)         PRO FORMA      PRO FORMA
                              HISTORICAL         AIT         WESTEC       COMTECH      ADJUSTMENTS      COMBINED
                             ------------   -----------   -----------   -----------    -----------    ------------

 Sales of products           $ 17,383,904   $ 2,030,559   $   787,833   $ 3,323,671    $  (85,511)(D) $ 23,440,456
 Service revenues              12,754,585                   1,618,653       286,741                     14,659,979
                             ------------   -----------   -----------   -----------    -----------    ------------
    Total Sales                30,138,489     2,030,559     2,406,486     3,610,412       (85,511)      38,100,435

 Cost of products sold         12,657,218     1,455,293       677,447     2,147,626       (29,296)(D)   16,908,288
 Cost of services              11,118,411                     744,300       172,045         2,004 (D)   12,036,760
                             ------------   -----------   -----------   -----------    -----------    ------------
    Total Costs of Sales       23,775,629     1,455,293     1,421,747     2,319,671       (27,292)      28,945,048
                             ------------   -----------   -----------   -----------    -----------    ------------
    Gross Profit                6,362,860       575,266       984,739     1,290,741       (58,219)       9,155,387

 Engineering and development      577,299                                   137,750                        715,049
 Selling, general and adminis   3,124,559       484,418       454,089       794,427                      4,857,493
 Amortization of goodwill         157,394                                                 255,179 (E)      412,573
 Special charges                  980,000                                                                  980,000
                             ------------   -----------   -----------   -----------    -----------    ------------
    Total Costs and Expenses    4,839,252       484,418       454,089       932,177       255,179        6,965,115
                             ------------   -----------   -----------   -----------    -----------    ------------
    Operating Income (Loss)     1,523,608        90,848       530,650       358,564      (313,398)       2,190,272

 Interest expense                 493,797        11,840           897         7,516       119,450 (F)      633,500
 Interest and other income       (142,632)       (2,121)      (10,479)      (22,362)      (20,250)(G)     (197,844)
                             ------------   -----------   -----------   -----------    -----------    ------------
    Net Income (Loss)           1,172,443        81,129       540,232       373,410      (412,598)       1,754,616
                             ============   ===========   ===========   ===========    ===========    ============


Net Income Per Common Share           .12                                                                     0.17 (H)
                             ============                                                              ===========
Wted Avg Shs                    9,083,260                                                               10,435,386 (H)
                             ============                                                              ===========


 Notes to Unaudited Pro Forma Statement of Operations

 (A) Represents results of AIT for the 4.5 month period 1/1/95 to 5/16/95.

 (B) Represents results of Westec for the nine months ended 9/30/95.

 (C) Represents results of Comtech for the year ended 12/31/95.

 (D) Represents elimination of intercompany shipments and adjustment to depreciation expense based on estimated fair values of assets acquired and useful lives assigned.

 (E) Represents adjustment to amortize the excess of cost over the net assets acquired.

 (F) Adjustment for estimated interest expense the Company would have incurred had it borrowed the cash paid to shareholders of businesses acquired.

 (G) Represents adjustment to interest income related to $1.3 million note receivable from the former shareholder of AIT.

 (H) Includes shares of Company common stock issued to the shareholders of businesses acquired.



World Access, Inc. and Subsidiaries

Unaudited Pro Forma Statements of Operations

Year Ended December 31, 1994




                                RESTOR           (A)            (B)            (C)          PRO FORMA      PRO FORMA
                              HISTORICAL        AIT           WESTEC        COMTECH        ADJUSTMENTS      COMBINED
                             ------------    -----------    -----------    -----------     -----------    ------------

 Sales of products           $  2,776,094    $ 5,612,469    $   368,620    $ 2,842,381     $  (76,433)(D) $ 11,523,131
 Service revenues              12,507,302                     2,159,911        247,163                      14,914,376
                             ------------    -----------    -----------    -----------     -----------    ------------
    Total Sales                15,283,396      5,612,469      2,528,531      3,089,544        (76,433)      26,437,507

 Cost of products sold          2,195,588      4,076,362        380,946      1,837,970        (32,499)(D)    8,458,367
 Cost of services              11,111,942                     1,010,854        147,371         43,850 (D)   12,314,017
                             ------------    -----------    -----------    -----------     -----------    ------------
    Total Costs of Sales       13,307,530      4,076,362      1,391,800      1,985,341         11,351       20,772,384
                             ------------    -----------    -----------    -----------     -----------    ------------
    Gross Profit                1,975,866      1,536,107      1,136,731      1,104,203        (87,784)       5,665,123

 Engineering and development      580,917                                      118,021                         698,938
 Selling, general and adminis   2,657,710      1,199,725        914,221        679,700                       5,451,356
 Amortization of goodwill          29,776                                                     370,680 (E)      400,456
                             ------------    -----------    -----------    -----------     -----------    ------------
    Total Costs and Expenses    3,268,403      1,199,725        914,221        797,721        370,680        6,550,750
                             ------------    -----------    -----------    -----------     -----------    ------------
    Operating Income (Loss)    (1,292,537)       336,382        222,510        306,482       (458,464)        (885,627)

 Interest expense                 523,011         31,573            400          9,478        204,750 (F)      769,212
 Debt conversion costs             80,109                                                                       80,109
 Interest and other income        (13,071)        (5,656)       (28,940)        (8,944)       (84,000)(G)     (140,611)
                             ------------    -----------    -----------    -----------     -----------    ------------
    Net Income (Loss)          (1,882,586)       310,465        251,050        305,948       (579,214)      (1,594,337)
                             ============    ===========    ===========    ===========     ===========    ============


Net (Loss) Per Common Share         (0.41)                                                                       (0.26)(H)
                             ============                                                                  ===========
Wted Avg Shs                    4,630,895                                                                    6,178,723 (H)
                             ============                                                                  ===========


 Notes to Unaudited Pro Forma Statement of Operations

 (A) Represents results of AIT for the year ended 12/31/94.

 (B) Represents results of Westec for the year ended 12/31/94.

 (C) Represents results of Comtech for the year ended 12/31/94.

 (D) Represents elimination of intercompany shipments and adjustment to depreciation expense based on estimated fair values of assets acquired and useful lives assigned.

 (E) Represents adjustment to amortize the excess of cost over the net assets acquired.

 (F) Adjustment for estimated interest expense the Company would have incurred had it borrowed the cash paid to shareholders of businesses acquired.

 (G) Represents adjustment to interest income related to $1.3 million note receivable from the former shareholder of AIT.

 (H) Includes shares of Company common stock issued to the shareholders of businesses acquired.


                                    SIGNATURE


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                     RESTOR INDUSTRIES, INC.



                                               By:      /s/ Mark A. Gergel
                                                       -----------------------
                                                       Mark A. Gergel
                                                       Its Vice President and
                                                       Chief Financial Officer


Dated as of June 19, 1996.

                                  EXHIBIT INDEX



NO.                                 DESCRIPTION
- ------------------                  ------------------------------------------
Exhibit No. 2                       Merger Agreement
Exhibit No. 2.1(b)                  Escrow Agreement
Exhibit No. 5.13                    Irrevocable Proxy
Exhibit No. 5.17                    Affiliate Letter
Exhibit No. 6.2(h)                  Employment Agreement
Exhibit No. 6.2(j)                  Lock-up Letter
Exhibit No. 23.1                    Consent of Tedder, Grimsley & Company, P.A.
Exhibit No. 99                      Press Release

EXHIBIT NO. 2




                          AGREEMENT AND PLAN OF MERGER


                               between and among



                          RESTOR INDUSTRIES, INC. and
                              RESTOR-COMTECH, INC.


                                      and



                                 MICHAEL R. JOE
                                      and
                              MICHAEL G. RAMLOGAN
                                      and
                               DANIEL P. LUBARSKY



                                      and


                             COMTECH SUNRISE, INC.



                              As of April 22, 1996

                               TABLE OF CONTENTS

                                                                            Page

ARTICLE 1.             THE MERGER............................................  1
     SECTION 1.1.        Surviving Corporation...............................  1
     SECTION 1.2.        Certificate of Incorporation........................  1
     SECTION 1.3.        Bylaws..............................................  1
     SECTION 1.4.        Directors...........................................  2
     SECTION 1.5.        Officers............................................  2
     SECTION 1.6.        Effective Time......................................  2

ARTICLE 2.             CONVERSION OF SHARES..................................  2
     SECTION 2.1.        Comtech Stock.......................................  2
     SECTION 2.2.        Fractional Shares................................... 11
     SECTION 2.3.        Exchange of Comtech Stock........................... 12

ARTICLE 3.             REPRESENTATIONS AND WARRANTIES OF COMTECH............. 13
     SECTION 3.1.        Organization........................................ 13
     SECTION 3.2.        Authorization....................................... 13
     SECTION 3.3.        Absence of Restrictions and Conflicts............... 14
     SECTION 3.4.        Capitalization; Ownership of Comtech Stock.......... 15
     SECTION 3.5.        Financial Statements................................ 15
     SECTION 3.6.        Absence of Certain Changes.......................... 16
     SECTION 3.7.        Legal Proceedings................................... 17
     SECTION 3.8.        Compliance with Law................................. 17
     SECTION 3.9.        Comtech Material Contracts.......................... 18
     SECTION 3.10.       Comtech Customer Contract........................... 19
     SECTION 3.11.       Tax Returns; Taxes.................................. 19
     SECTION 3.12.       Officers, Directors and Employees................... 20
     SECTION 3.13.       Comtech Employee Benefit Plans...................... 20
     SECTION 3.14.       Labor Relations..................................... 24
     SECTION 3.15.       Insurance........................................... 25
     SECTION 3.16.       Title to Properties and Related Matters............. 25
     SECTION 3.17.       Environmental Matters............................... 25
     SECTION 3.18.       Patents, Trademarks, Trade Names.................... 26
     SECTION 3.19.       Transactions with Affiliates........................ 27
     SECTION 3.20.       Brokers, Finders and Investment Bankers............. 27
     SECTION 3.21.       Disclosure.......................................... 28

ARTICLE 4.             REPRESENTATIONS AND WARRANTIES OF RESTOR.............. 28
     SECTION 4.1.        Organization........................................ 28
     SECTION 4.2.        Authorization....................................... 28
     SECTION 4.3.        Absence of Restrictions and Conflicts............... 29
     SECTION 4.4.        Capitalization of Restor............................ 29
     SECTION 4.5.        Financial Statements................................ 29
     SECTION 4.6.        Absence of Certain Changes.......................... 30
     SECTION 4.7.        Legal Proceedings................................... 31
     SECTION 4.8.        Compliance with Law................................. 31
     SECTION 4.9.        Tax Returns; Taxes.................................. 32
     SECTION 4.10.       Restor SEC Reports.................................. 32
     SECTION 4.11.       Transactions with Affiliates........................ 33
     SECTION 4.12.       Disclosure.......................................... 33

ARTICLE 5.             CERTAIN COVENANTS AND AGREEMENTS...................... 33
     SECTION 5.1.        Conduct of Business by Comtech...................... 33
     SECTION 5.2.        Inspection and Access to Information................ 35

     SECTION 5.3.        No Solicitation; Acquisition Proposals.............. 36
     SECTION 5.4.        Reasonable Efforts; Further Assurances;Cooperation.. 37
     SECTION 5.5.        Public Announcements................................ 38
     SECTION 5.6.        Supplements to Disclosure Letters................... 38
     SECTION 5.7.        Noncompetition...................................... 38
     SECTION 5.8.        No Interference..................................... 39
     SECTION 5.9.        Continuation of Business............................ 39
     SECTION 5.10.       Indemnity for Lease................................. 39
     SECTION 5.11.       Certain Securities Law Matters...................... 40
     SECTION 5.12.       Shareholder Matters................................. 40
     SECTION 5.13.       Irrevocable Proxies................................. 40
     SECTION 5.14.       Management of Surviving Corporation................. 40
     SECTION 5.15.       Access to Books and Records......................... 41
     SECTION 5.16.       Indemnification Against Certain Liabilities......... 41
     SECTION 5.17.       Agreement of Affiliates..............................41

ARTICLE 6.             OTHER MATTERS......................................... 41
     SECTION 6.1.        Conditions to Each Party's Obligations.............. 41
     SECTION 6.2.        Conditions to Obligations of Restor and Merger Sub...42
     SECTION 6.3.        Conditions to Obligations of the Comtech............ 45

ARTICLE 7.             CLOSING............................................... 48

ARTICLE 8.             TERMINATION........................................... 48
     SECTION 8.1.        Termination and Abandonment......................... 48
     SECTION 8.2.        Specific Performance and Other Remedies............. 49
     SECTION 8.3.        Effect of Termination............................... 49

ARTICLE 9.             INDEMNIFICATION....................................... 49
     SECTION 9.1.        Definitions......................................... 49
     SECTION 9.2.        Agreement of Comtech Indemnitors to Indemnify........50
     SECTION 9.3.        Agreement of Restor Indemnitors to Indemnify........ 51
     SECTION 9.4.        Procedures for Indemnification...................... 51
     SECTION 9.5.        Third Party Claims.................................. 52
     SECTION 9.6.        Rights and Remedies Exclusive....................... 54
     SECTION 9.7.        Survival............................................ 54
     SECTION 9.8.        Time Limitations.................................... 54
     SECTION 9.9.        Limitations as to Amount Payable by
                           Comtech Indemnitors............................... 55
     SECTION 9.10.       Limitations as to Amount Payable by Restor
                           and Surviving Corporation..........................55
     SECTION 9.11.       Subrogation......................................... 56
     SECTION 9.12.       Appointment of Comtech Indemnitors Representative....56
     SECTION 9.13.       Payment............................................. 57

ARTICLE 10.            MISCELLANEOUS PROVISIONS.............................. 57
     SECTION 10.1.       Notices............................................. 57
     SECTION 10.2.       Disclosure Letters and Exhibits..................... 58
     SECTION 10.3.       Assignment; Successors in Interest.................. 58
     SECTION 10.4.       Number; Gender...................................... 58
     SECTION 10.5.       Captions............................................ 58
     SECTION 10.6.       Controlling Law; Jurisdiction;
                           Integration; Amendment.............................59

     SECTION 10.7.       Knowledge........................................... 59
     SECTION 10.8.       Severability........................................ 59
     SECTION 10.9.       Counterparts........................................ 59
     SECTION 10.10.      Enforcement of Certain Rights....................... 59
     SECTION 10.11.      Waiver.............................................. 60
     SECTION 10.12.      Fees and Expenses................................... 60
     SECTION 10.13.      Attorneys' Fees..................................... 61


EXHIBITS

Exhibit 2.1(b)         Escrow Agreement
Exhibit 5.13           Irrevocable Proxy
Exhibit 5.17           Affiliate Letter
Exhibit 6.2(h)         Employment Agreement
Exhibit 6.2(j)         Lock-up Letter

                         AGREEMENT AND PLAN OF MERGER


          THIS AGREEMENT AND PLAN OF MERGER, dated as of April 22, 1996, (the "Agreement"), by and among RESTOR INDUSTRIES, INC., a Delaware corporation ("Restor"), RESTOR-COMTECH, INC., a Delaware corporation and a wholly owned subsidiary of Restor ("Merger Sub"), COMTECH SUNRISE, a California corporation ("Comtech"), MICHAEL R. JOE, an individual resident of the State of California ("Mr. Joe"), MICHAEL G. RAMLOGAN, an individual resident of the State of Florida ("Mr. Ramlogan"), and DANIEL P. LUBARSKY, an individual resident of the State of California ("Mr. Lubarsky"). (Mr. Joe, Mr. Ramlogan and Mr. Lubarsky are hereinafter referred to collectively as the "Signing Shareholders" and individually, without distinction, as a "Signing Shareholder").


                             W I T N E S S E T H:

         WHEREAS, the respective Boards of Directors of Restor, Merger Sub and Comtech each have approved this Agreement and the merger (the "Merger") of Comtech with and into Merger Sub upon the terms and conditions contained herein and in accordance with the General Corporation Law of the State of Delaware ("DGCL") and the California General Corporation Law (the "CGCL"); and

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to set forth certain conditions thereto.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:


                                   ARTICLE 1.
                                   THE MERGER


     Section 1.1. Surviving Corporation. Subject to the provisions of this Agreement, the DGCL and the CGCL, at the Effective Time (as hereinafter defined), Comtech shall be merged with and into Merger Sub and the separate corporate existence of Comtech shall cease. Merger Sub shall be the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. The Merger shall have the effects set forth in Section 259 of the DGCL and Section 1107 of the CGCL.

     Section 1.2. Certificate of Incorporation. The Certificate of Incorporation of Merger Sub shall be the Certificate of Incorporation of the Surviving Corporation until thereafter duly amended in accordance with its terms and the DGCL.

     Section 1.3. Bylaws. The Bylaws of Merger Sub shall be the Bylaws of the Surviving Corporation until thereafter duly amended in accordance with their terms and the DGCL.

     Section 1.4. Directors. The directors of the Surviving Corporation shall consist of the directors of Merger Sub immediately prior to the Effective Time, such directors to hold office from the Effective Time until their respective successors are duly elected and qualified.

     Section 1.5. Officers. The officers of the Surviving Corporation shall consist of the officers of Merger Sub immediately prior to the Effective Time, such officers to hold office from the Effective Time until their respective successors are duly elected and qualified.

     Section 1.6. Effective Time. The parties hereto shall cause a Certificate of Merger meeting the requirements of the DGCL (the "Certificate of Merger") to be properly executed and filed on the Closing Date (as hereinafter defined) with the Secretaries of State of the States of Delaware and California. The Merger shall become effective as of the date of the filing of a properly executed Certificate of Merger. The date and time when the Merger becomes effective is herein referred to as the effective time (the "Effective Time").


                                   ARTICLE 2.
                              CONVERSION OF SHARES

     Section 2.1. Comtech Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

                       (a) Subject to Section 2.2, all of the shares of the common stock of Comtech ("Comtech Stock") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the following (the "Merger Consideration"): (i) an aggregate of 447,059 shares (the "Restor Shares") of Restor common stock, $.01 par value per share (the "Restor Common Stock"), of which 235,294 Restor Shares will be issued to the shareholders of Comtech (each a "Shareholder" and, collectively, the "Shareholders") within five (5) business days following the Closing and of which 211,765 Restor Shares will be deposited and held in escrow pursuant to Section 2.1(b) below (the "Escrow Shares"); plus (ii) cash in the aggregate amount of One Million Dollars ($1,000,000), provided that any Shareholder may elect to receive additional Restor Shares in lieu of cash having a value equal to $1.40 per share for each $1.00 of cash foregone where the value of such additional Restor Shares shall be equal to $8.50; plus (iii) up to an aggregate of One Million Eight Hundred Thousand Dollars ($1,800,000) payable pursuant to Section 2.1(c) below (the "Contingent Consideration"). At the Closing, each Shareholder shall be entitled to that portion of the aggregate Merger Consideration payable with respect to the Comtech Stock provided by this Section 2.1(a) that equals such Shareholder's proportionate interest as set forth after such Shareholder's name in column C (the "Proportionate Interest") of Exhibit 2.1(a) attached hereto, a copy of which shall be delivered by Comtech to Restor within five (5) business days of the date hereof. By way of example only, assuming that there are 3 million shares of Comtech Stock outstanding as of the Closing Date (as hereinafter defined) and that shareholder #1 owns 1% of such shares, then shareholder #1 would receive 2,353 Restor Shares plus $10,000 if no election is made and would receive 4,000 Restor Shares if an election is made (i.e., 20,000 shares of Comtech Stock / 8.50 = 2,353 shares; and 10,000 shares of Comtech Stock x 1.4 / 8.50 = 1,647 shares).

                  (b) The Escrow Shares shall be deposited with the Escrow Agent
         (as hereinafter defined) within five (5) business days of the Closing to be held and distributed pursuant to the terms of the Escrow Agreement by and between Restor, Merger Sub, the Shareholders and Cauthen & Feldman, as the escrow agent (the "Escrow Agent"), substantially in the form attached hereto as Exhibit 2.1(b) (the "Escrow Agreement").

                  (c) The Contingent Cash Consideration shall be payable in installments on the payment dates specified below (each a "Payment Date") based upon the "Pre-Tax Net Income" (as defined below) of the Surviving Corporation for the performance period set forth below (each a "Performance Period") which corresponds with such Payment Date, with the aggregate amount of each installment to be determined by reference to the schedule set forth below:

                   Performance Period                               Payment
                                                                     Date
January 1, 1996 to and including December 31, 1996 (the        February 15, 1997
"First Performance Period")
January 1, 1997 to and including December 31, 1997 (the        February 15, 1998
"Second Performance Period")
January 1, 1998 to and including December 31, 1998 (the        February 15, 1999
"Third Performance Period")

              The aggregate amount of the Contingent Consideration installment payable by Restor to the Shareholders on the Payment Date for the First Performance Period will be as set forth in Payment Table No. 1 below.

                                   Payment Table No. 1

Pre-Tax Net Income                                            Payment Amount
- ------------------                                            --------------
Less than $500,000                                            None
$500,000 to and including $562,499                            $100,000
$562,500 to and including $624,999                            $200,000
$625,000 to and including $687,499                            $300,000
$687,500 to and including $749,999                            $400,000
$750,000 and above                                            $500,000

              The aggregate amount of the Contingent Consideration installment payable by Restor to the Shareholders on the Payment Date for the Second Performance Period will be as set forth in Payment Table No. 2 below.

                                   Payment Table No. 2

Pre-Tax Net Income                                            Payment Amount
- ------------------                                            --------------
Less than $600,000                                            None
$600,000 to and including $749,999                            $130,000
$750,000 to and including $899,999                            $260,000
$900,000 to and including $1,099,999                          $390,000
$1,100,000 to and including $1,249,999                        $520,000
$1,250,000 and above                                          $650,000

              The aggregate amount of the Contingent Consideration installment payable by Restor to the Shareholders on the Payment Date for the Third Performance Period will be as set forth in Payment Table No. 3 below.

                                  Payment Table No. 3

Pre-Tax Net Income                                            Payment Amount
- ------------------                                            --------------
Less than $600,000                                            None
$600,000 to and including $799,999                            $130,000
$800,000 to and including $999,999                            $260,000
$1,000,000 to and including $1,249,999                        $390,000
$1,250,000 to and including $1,499,999                        $520,000
$1,500,000 and above                                          $650,000

              Notwithstanding the foregoing, if (1) the Pre-Tax Net Income of the Surviving Corporation is both (a) greater than $300,000, but less than $750,000, with respect to the First Performance Period and (b) greater than $1,250,000 with respect to the Second Performance Period, then Restor will pay to the Shareholders on the Payment Date for the Second Performance Period, in lieu of the Payment Amount otherwise payable pursuant hereto, the Alternate Payment Amount set forth in Alternate Payment Table No. 1 below less the Payment Amount paid to the Shareholders with respect to the First Performance Period; or (2) the Pre-Tax Net Income of the Surviving Corporation is both (a) greater than $750,000 with respect to the First Performance Period and (b) greater than $500,000 with respect to the Second Performance Period, then Restor will pay to the Shareholders on the Payment Date for the Second Performance Period, in lieu of the Payment Amount otherwise payable pursuant hereto, the Alternate Payment Amount set forth in Alternate Payment Table No. 2 below less the Payment Amount paid to the Shareholders with respect to the First Performance Period. In addition, notwithstanding the foregoing, if (1) the Pre-Tax Net Income of the Surviving Corporation is both (a) greater than $500,000, but less than $1,250,000, with respect to the Second Performance Period and (b) greater than $1,500,000 with respect to the Third Performance Period, then Restor will pay to the Shareholders on the Payment Date for the Third Performance Period, in lieu of the Payment Amount otherwise payable pursuant hereto, the Alternate Payment Amount set forth in Alternate Payment Table No. 3 below less the Payment Amount paid to the

         Shareholders with respect to the Second Performance Period; or (2) the Pre-Tax Net Income of the Surviving Corporation is both (a) greater than $1,250,000 with respect to the Second Performance Period and (b) greater than $500,000 with respect to the Third Performance Period, then Restor will pay to the Shareholders on the Payment Date which corresponds to the Third Performance Period in lieu of the Payment Amount otherwise payable pursuant hereto the Payment Amount set forth in Alternate Payment Table No. 4 below less the Payment Amount paid to the Shareholders with respect to the Second Performance Period.

                          Alternate Payment Table No. 1

Cumulative Pre-Tax Net
Income for First and Second                                      Alternate
Performance Periods                                             Payment Amount
- -------------------                                             --------------
Less than $1,850,000                                            None
$1,850,000 to and including $1,924,999                          $750,000
$1,925,000 to and including $1,999,999                          $850,000
$2,000,000 to and including $2,074,999                          $950,000
$2,075,000 to and including $2,149,999                          $1,050,000
$2,150,000 and above                                            $1,150,000

                         Alternate Payment Table No. 2

Cumulative Pre-Tax Net
Income for First and Second                                      Alternate
Performance Periods                                             Payment Amount
- ---------------------------                                     --------------
Less than $1,350,000                                            None
$1,350,000 to and including $1,499,999                          $630,000
$1,500,000 to and including $1,649,999                          $760,000
$1,650,000 to and including $1,849,999                          $890,000
$1,850,000 to and including $1,999,999                          $1,020,000
$2,000,000 and more                                             $1,150,000

                         Alternate Payment Table No. 3

Cumulative Pre-Tax Net
Income for Second and Third                                      Alternate
Performance Periods                                             Payment Amount
- ---------------------------                                     --------------
Less than $2,220,000                                            None
$2,220,000 to and including $2,399,999                          $780,000
$2,400,000 to and including $2,579,999                          $910,000
$2,580,000 to and including $2,819,999                          $1,040,000
$2,820,000 to and including $2,999,999                          $1,170,000
$3,000,000 and above                                            $1,300,000

                         Alternate Payment Table No. 4

Cumulative Pre-Tax Net
Income for Second and Third                                      Alternate
Performance Periods                                             Payment Amount
- --------------------------                                      --------------
Less than $1,850,000                                            None
$1,850,000 to and including $2,049,999                          $780,000
$2,050,000 to and including $2,249,999                          $910,000
$2,250,000 to and including $2,499,999                          $1,040,000
$2,500,000 to and including $2,749,999                          $1,170,000
$2,750,000 and above                                            $1,300,000


                  (1)  Restor  will  determine  whether  to pay  the  Contingent
         Consideration based upon the books and records of the Surviving Corporation (which will be maintained in accordance with generally accepted accounting principles) as soon as practicable after the end of each Performance Period, and Restor will promptly deliver to Mr. Joe, as representative of the Shareholders, a letter setting out in reasonable detail the computations made and expressing its opinion that the conditions for the payment of the Contingent Consideration have been satisfied in accordance with the requirements hereof. The term

         "Surviving Corporation" shall include the Surviving Corporation and its subsidiaries as well as any business or businesses conducted by Restor, or by any subsidiary or affiliated corporations of Restor, which represent a succession to and a continuation of the business or businesses conducted by the Surviving Corporation and Comtech, as the same may be expanded from time to time. The computations set forth in such letter from Restor will be final and binding on all parties unless Mr. Joe will have notified Restor in writing within thirty (30) days after receipt of such letter that he disagrees with such computations. In the event Mr. Joe gives Restor such notice of dispute within such 30-day period, Mr. Joe and Restor will use their best efforts to settle the dispute within 30 days after the giving of such notice. Any dispute unresolved after such 30-day period shall be submitted to a national public accounting firm satisfactory to Mr. Joe and to Restor, or, in the absence of agreement on such firm, to a panel of three public accounting firms, one designated by Mr. Joe, one designated by Restor and one jointly designated by the other two firms. Such independent public accountants will deliver to the parties a letter setting out its or their computations with respect to the payment of the Contingent Consideration and expressing its opinion that its computations have been accurately made in accordance with the requirements hereof, and such computations will be final and binding on the parties. The decision of such accounting firm or such panel of accounting firms, as the case may be, with respect to such dispute shall be final and binding on the parties hereto. The cost of any such computations by the independent public accountants will be paid by the Shareholders if its or their computations result in the Contingent Consideration being the same as or less than that set forth in the letter from Restor, or by Restor if such computations result in the Contingent Consideration being greater than that set forth in such letter. Restor will pay to the Shareholders the amount of Contingent Consideration set forth in its letter at the time of delivery of such letter and any additional amount computed by the independent public accountants (if such computations are made) will be paid to the Shareholders promptly after delivery of the accountants' report. The Shareholders will promptly return to Restor any amount of the Contingent Consideration paid to them that is in excess of the Contingent Consideration computed by the independent public accountants if its or their computations is less than that set forth in the letter from Restor.

                  (2) Notwithstanding anything herein to the contrary, the Contingent Consideration may be paid at the option of Restor in the form of cash or Restor Shares where the value of such shares is determined by reference to the arithmetic average of the daily closing price per share, rounded to four decimal places, of the Restor Shares as reported on the NASDAQ SmallCap Market, if such shares are included therein, or on the NASDAQ National Market System, if such shares are included therein, for each of the twenty (20) consecutive trading days ending (and including) the trading day that occurs two trading days prior to (and not including) the Payment Date.

                  (3) For purposes hereof, "Pre-Tax Net Income" means the income of the Surviving Corporation, computed on the accrual basis of accounting in accordance with generally accepted accounting principles consistently applied (and consistent with the accounting principles applied by Comtech in respect of the Surviving Corporation in its prior fiscal years) except that the following provisions shall govern the computation of Pre-Tax Net Income for purposes of this Section:

                  (i) Any extraordinary nonrecurring items of income, gain, loss or expense shall be excluded from such computation.

                  (ii) Any loss,  charge or expense not related to the  ordinary
              business   operations  of  the  Surviving   Corporation  shall  be
              excluded.

                  (iii) Any loss,  charge or  expense  related  to the  ordinary business operations of the Surviving Corporation initiated by Restor or any of its affiliates (other than the Surviving Corporation) shall be excluded from such computation unless Mr. Joe initiates or consents in writing to the transaction giving rise to, or the payment or assumption of the obligation to pay, such loss, charge or expense.

                  (iv) Any charge or expense for the amortization of goodwill of the Surviving Corporation arising out of the Merger, or that the purchase price thereof is in excess of the net worth thereof, shall be excluded from such computation.

                  (v) In the event of an election  with respect to the Surviving
              Corporation pursuant to Section 338 of the Internal Revenue Code of 1986, as amended (the "Code"), such computation shall be made as though no such election had been made.

                  (vi) Any payments,  charges or expenses for allocation of home office, executive, general and administrative expenses or other payments, charges or expenses of Restor and/or its affiliates shall be excluded from such computation, except that there shall be included for purposes of such computation any expenses incurred in connection with services rendered or goods provided to the Surviving Corporation by Restor or its affiliates that relate directly to the business of the Surviving Corporation, which goods and services shall be charged at their negotiated fair market value.

                  (vii) The  deduction  for  salary  paid or  payable to Mr. Joe shall be limited to the amount of salary paid to him in accordance with the terms of his Employment Agreement (as hereinafter defined), plus cash bonuses actually paid and accepted by Mr. Joe, and there shall be no deduction for any other compensation paid or payable to him which he rejects in advance thereof.

                  (viii) Any interest expenses or charges shall be excluded from such computation to the extent they relate to funds furnished to the Surviving Corporation in replacement of any cash owned by Comtech at the Closing Date ("Present Funds") withdrawn from the Surviving Corporation (by way of loans, dividends or otherwise) by Restor or any affiliate thereof. For the purposes of such computation, interest shall be credited to and deemed earned by the Surviving Corporation at a rate equal to the interest rate actually paid or payable by Restor for its short-term borrowings on the date of any such withdrawal of Present Funds (the "Restor Rate") on any Present Funds withdrawn (by way of loans, dividends or otherwise) from the Surviving Corporation by Restor or any affiliate thereof and not replaced as provided herein, such interest to be computed on a daily basis. For the purposes of such computation, interest shall be deducted and deemed paid to Restor or such affiliate by the Surviving Corporation at the Restor Rate on any amounts in excess of the Present Funds loaned to the Surviving Corporation by Restor or such affiliate, such interest to be computed on a daily basis.

                  (ix) All available  accounting elections  (including,  without limitation, those relating to methods of depreciation, useful lives of depreciable items, the capitalizing of charges and the setting up of reserves) shall be made in a manner consistent with the accounting principles applied by Comtech in respect of the Surviving Corporation in prior fiscal years to the extent permitted by generally accepted accounting principles.

                  (x) No  deduction  shall be made for expenses for research and development to the extent such expenses exceed by more than 10% the average of such expenses by Comtech and or Surviving Corporation for the previous three years.

                  (xi) Revenues  earned from the  operations  and assets held by the Surviving Corporation as of the date of the Closing (as hereinafter defined) shall be credited to the Surviving Corporation for purposes of determining Pre-Tax Net Income regardless of the entity in which the revenue is earned during the Performance Periods.

                  (xii) Except as otherwise expressly provided above, all amounts determined in accordance with subparagraphs (i) through
              (xiii) of this Section 2.1(c)(3) shall be determined in accordance with generally accepted accounting principles consistently applied.

                       (d) Each share of common stock, par value $.01 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger, all of which shares shall be issued to Restor and shall thereafter constitute the only outstanding shares of capital stock of the Surviving Corporation.

                       (e) Each share of the Comtech Stock issued and outstanding immediately prior to the Effective Time that is then held in the treasury of Comtech shall be canceled and retired and all rights in respect thereof shall cease to exist, without any conversion thereof or payment of any consideration therefor.

                       (f) Each warrant, stock option or other right, if any, to purchase shares of Comtech Stock issued and outstanding immediately prior to the Effective Time shall be canceled (whether or not such warrant, option or other right is then exercisable).


     Section 2.2. Fractional Shares. No scrip or fractional shares of Restor Stock shall be issued in the Merger. In lieu thereof, if a Shareholder would otherwise have been entitled to a fractional share of Restor Stock hereunder, then such Shareholder shall be entitled, after the later of (a) the Effective Time or (b) the surrender of his Certificate(s) (as hereinafter defined) that represent such shares of Comtech Stock, to receive from Restor an amount in cash in lieu of such fractional share, based on a value per share of Restor Common Stock equal to $8.50.

     Section 2.3. Exchange of Comtech Stock.

                  (a) From and after the Effective Time, upon exchange of a certificate or certificates which immediately prior thereto represents outstanding shares of Comtech Stock (the "Certificate" or "Certificates") a Shareholder shall be entitled to receive, upon surrender to Restor of a Certificate or Certificates duly endorsed in blank, (i) one or more certificates as requested by such Shareholder (properly issued, executed and countersigned, as appropriate) representing that number of whole shares of Restor Stock to which such Shareholder shall have become entitled pursuant to the provisions of
         Section 2.1(a)(i), and (ii) a check representing the aggregate cash consideration to which such Shareholder shall have become entitled pursuant to Section 2.1(a)(ii) and, as to any fractional share, Section 2.2, and the Certificate or Certificates so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon the surrender of any Certificate. No portion of the consideration to be received pursuant to Sections 2.1 and 2.2 upon exchange of a Certificate (whether a certificate representing shares of Restor Stock or by check representing any cash payable hereunder) may be issued or paid to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered. From the Effective Time until surrender in accordance with the provisions of this Section 2.3, each Certificate shall represent for all purposes only the right to receive the consideration provided in Sections 2.1 and 2.2. All payments in respect of shares of Comtech Stock that are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such securities.

                  (b) In the case of any lost, mislaid, stolen or destroyed Certificate, the Shareholder may be required, as a condition precedent to delivery to the Shareholder of the consideration described in Sections 2.1 and 2.2, to deliver to Restor a bond in such reasonable sum or a satisfactory indemnity agreement as Restor may direct as indemnity against any claim that may be made against Restor or the Surviving Corporation with respect to the Certificate alleged to have been lost, mislaid, stolen or destroyed.

                  (c) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of Comtech Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged for the consideration described in Sections 2.1 and 2.2.

                  (d) Any shares of Restor Stock or cash due former shareholders of Comtech pursuant to Sections 2.1 and 2.2 hereof that remains unclaimed by such former shareholders for six months after the Effective Time shall be held by Restor, and any former holder of Comtech Stock who has not theretofore complied with Section 2.3 (a) shall thereafter look only to Restor for issuance of the number of shares of Restor Stock and other consideration to which such holder has become entitled pursuant to the provisions of Sections 2.1 and 2.2; provided, however, that neither Restor nor any party hereto shall be liable to a former holder of shares of Comtech Stock for any amount required to be paid to a public official pursuant to any applicable abandoned property, escheat or similar law.


                                   ARTICLE 3.
                   REPRESENTATIONS AND WARRANTIES OF COMTECH

         With such exceptions, if any, as may be set forth in a letter (the "Comtech Disclosure Letter") to be delivered by Comtech to Restor on or before May 3, 1996, Comtech hereby represents and warrants to Restor as follows:

     Section 3.1. Organization.   Comtech  is  a  corporation  duly  organized,
validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease and operate its respective properties and to carry on its business as now being conducted. Comtech is duly qualified to transact business, and is in good standing, as a foreign corporation or branch of a foreign corporation in each jurisdiction where the character of its activities requires such qualification, except where the failure to so qualify would not have a material adverse effect on its assets, liabilities, results of operations, financial condition, business or prospects. Comtech has heretofore made available to Restor accurate and complete copies of its Articles of Incorporation and Bylaws, as currently in effect, and has made available to Restor its respective minute books and stock records. The Comtech Disclosure Letter contains a true and correct list of the jurisdictions in which it is qualified to do business as a foreign corporation or branch of a foreign corporation.

     Section 3.2. Authorization. Comtech and the Signing Shareholders each have full power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder and to consummate the Merger and
the  other  transactions  contemplated   hereby.   Subject  to  the  approval
of the Shareholders, the execution and delivery of this Agreement by Comtech and the performance by Comtech of its obligations hereunder and the consummation of the Merger and the other transactions provided for herein have been duly and validly authorized by all necessary corporate action on its part. The Board of Directors of Comtech has approved the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby. The Shareholders have approved this Agreement, the Merger and the transactions contemplated hereby in accordance with the requirements of the CGCL and the Articles of Incorporation and Bylaws of Comtech. This Agreement has been duly executed and delivered by Comtech and the Signing Shareholders, and it constitutes the valid and binding agreement of Comtech and the Signing Shareholders, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

     Section 3.3. Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Articles of Incorporation or Bylaws of Comtech,
(ii) any Comtech Material Contract (as hereinafter defined), (iii) any judgment, decree or order of any court or governmental authority or agency to which Comtech or any Signing Shareholder is a party or by which Comtech or any such person or any of their respective properties is bound, or (iv) any statute, law, regulation or rule applicable to Comtech, so as to have in the case of subsections (ii) through (iv) above, a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of Comtech. Except for the filing and recordation of the Certificate of Merger and certain filings with the California Department of Corporations, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to Comtech or any Signing Shareholder is required in connection with the execution, delivery or performance of this Agreement by Comtech or any such person or the consummation of the transactions contemplated by this Agreement by Comtech, the failure to obtain which would have a material adverse effect upon the assets, liabilities, results of operations, financial condition, business or prospects of Comtech.

     Section 3.4. Capitalization; Ownership of Comtech Stock.

                       (a) Capitalization. The authorized capital stock of Comtech consists of 5,000,000 shares of common stock, of which, as of the date hereof, there are 2,785,620 shares issued and outstanding and 542,833 reserved for issuance upon exercise of outstanding options to purchase such stock. Each share of capital stock of Comtech which is outstanding as of the date hereof is duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth in the Disclosure Letter, there are no shares of capital stock of Comtech outstanding, and there are no subscriptions, options, convertible securities, calls, rights, warrants or other agreements, claims or commitments of any nature whatsoever obligating Comtech to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, additional shares of the capital stock or other securities of Comtech or obligating Comtech to grant, extend or enter into any such agreement or commitment. Comtech does not own an equity interest in any corporation, partnership or other entity.

                  (b) Ownership. The Shareholders are the record and beneficial owners of all shares of Comtech Stock to be exchanged pursuant to
         Section 2.3 and their relative share ownership is set forth in the Disclosure Letter, and, at the Closing, the Shareholders will own all such shares free and clear of any liens, claims, options, charges, encumbrances or rights of others.

     Section 3.5. Financial Statements. Comtech has made available to Restor the unaudited balance sheets of Comtech as of May 31, 1993, 1994 and 1995, and the related statements of operations, stockholders' equity and cash flows for the fiscal years then ended, including the notes thereto, and will make available on or before May 3, 1996 the unaudited balance sheet of Comtech as of December 31, 1995 and the related statement of operations, stockholders' equity and cash flow for the seven-month period then ended, including the notes thereto. All of the foregoing financial statements are hereinafter collectively referred to as the "Comtech Financial Statements" and the balance sheet as of December 31, 1995 is hereinafter referred to as the "1995 Balance Sheet". The Comtech Financial Statements have been prepared from, and are in accordance with, the books and records of Comtech and present fairly the financial position and results of operations of Comtech as of the dates and for the periods indicated, in each case, in conformity with generally accepted accounting principles, consistently applied. As of the Closing Date, Comtech shall have no liability or obligation of any nature whatsoever, whether accrued, absolute, contingent or otherwise, other than (x) current liabilities and obligations which are recurring in nature, (y) liabilities and obligations reflected and adequately provided for on the 1995 Balance Sheet and (z) liabilities and obligations arising in the ordinary course of business of Comtech, or in connection with the transactions contemplated hereby, since the date of the 1995 Balance Sheet. The Comtech Disclosure Letter sets forth a true and complete list of all loss contingencies (within the meaning of Statement of Financial Accounting Standards No. 5) of Comtech exceeding $5,000 in the case of any single loss contingency or $10,000 in the case of all loss contingencies.

     Section 3.6.Absence of Certain Changes.

           (a)Certain Financial Matters; Property; Dividends. Since the date of the 1995 Balance Sheet, there has not been (i) any material adverse change in the assets, liabilities, results of operations, financial condition, business or prospects of Comtech, (ii) any damage, destruction, loss or casualty to property or assets of Comtech, whether or not covered by insurance, which property or assets are material to its operations or business, (iii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the capital stock of Comtech, or any redemption or other acquisition by Comtech of any of the capital stock of Comtech or any split, combination or reclassification of shares of capital stock declared or made by Comtech, or (iv) any agreement to do any of the foregoing.

           (b)Other Changes. Since the date of the 1995 Balance Sheet, there have not been (i) any losses suffered, (ii) any material assets mortgaged, pledged or made subject to any lien, charge or other encumbrance, (iii) any material liability or obligation (absolute, accrued or contingent) incurred or any material bad debt, contingency or other reserve increase suffered, except, in each such case, in the ordinary course of business and consistent with past practice, (iv) any material claims, liabilities or obligations (absolute, accrued or contingent) paid, discharged or satisfied, other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of claims, liabilities and obligations reflected or reserved against in the Comtech Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of the Comtech Financial Statements, (v) any material guarantees, checks, notes or accounts receivable written off as uncollectible, except write-offs in the ordinary course of business and consistent with past practice, (vi) any write down of the value of any asset or investment on Comtech's books or records, except for depreciation and amortization taken in the ordinary course of business and consistent with past practice, (vii) any cancellation of any material debts or waiver of any material claims or rights of substantial value, or sale, transfer or other disposition of any material properties or assets (real, personal or mixed, tangible or intangible) of substantial value, except, in each such case, in transactions in the ordinary course of business and consistent with past practice and which in any event do not exceed $2,500 in the aggregate, (viii) any single capital expenditure or commitment in excess of $2,500 for additions to property or equipment, or aggregate capital expenditures and commitments in excess of $5,000 for additions to property or equipment, (ix) any material transactions entered into other than in the ordinary course of business, (x) any agreements to do any of the foregoing, or (xi) any other events, developments or conditions of any character that have had or are reasonably likely to have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of Comtech.

     Section 3.7. Legal Proceedings. There are no suits, actions, claims, proceedings or investigations pending or, to the best knowledge of Comtech, threatened against, relating to or involving Comtech (or any of its officers or directors) before any court, arbitrator or administrative or governmental body, which, if finally determined adversely, are reasonably likely, individually or in the aggregate, to have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of Comtech. All pending or threatened suits, actions, claims, proceedings or investigations relating to or involving Comtech (or any of its officers or directors) before any court, arbitrator or administrative or governmental body are adequately provided for in the 1995 Balance Sheet in accordance with generally accepted accounting principles. Comtech is not subject to any judgment, decree, injunction, rule or order of any court nor is Comtech subject to any governmental restriction applicable to it, which is reasonably likely (a) to have a material adverse effect on its assets, liabilities, results of operations, financial condition, business or prospects, or (b) to cause a material limitation on the ability of Restor to operate the business of Comtech after the Closing.

     Section 3.8. Compliance with Law. Comtech has all material authorizations, approvals, licenses and orders of and from all governmental and regulatory officers and bodies necessary to carry on its business as it is currently being conducted, to own or hold under lease the properties and assets it owns or holds under lease and to perform all of its obligations under the agreements to which it is a party, and Comtech has been and is in compliance with all applicable laws, regulations and administrative orders of any country, state or municipality or of any subdivision thereof to which its business or its employment of labor or its use or occupancy of properties or any part thereof are subject, the failure to obtain or the violation of which would have a material adverse effect upon its assets, liabilities, results of operations, financial condition, business or prospects.

     Section 3.9. Comtech Material Contracts. The Comtech Disclosure Letter contains a correct and complete list of the following (hereinafter referred to as the "Comtech Material Contracts"):

              (a) all bonds, debentures, notes, mortgages, indentures or guarantees to which Comtech is a party or by which any of its properties or assets (real, personal or mixed, tangible or intangible) is bound;

              (b) all leases to which Comtech is a party or by which any of its properties or assets (real, personal or mixed, tangible or intangible) is bound;

              (c) all loans and credit commitments to Comtech which are outstanding, together with a brief description of such commitments and the name of each financial institution granting the same;

              (d) all contracts or agreements which limit or restrict Comtech from engaging in any business in any jurisdiction or limit or restrict others from competing with Comtech in any jurisdiction;

              (e) all  agreements   and   documentation   evidencing   currently
         outstanding loans or advances made by Comtech to or on behalf of its customers; and

              (f) all existing contracts and commitments (other than those described in subparagraphs (a), (b), (c), (d) or (e) of this Section 3.9, the Comtech Customer Contracts (as hereinafter defined)), and the Comtech Benefit Plans (as hereinafter defined) to which Comtech is a party or by which its properties or assets may be bound involving an annual commitment or annual payment by any party thereto of more than $5,000 individually, or which have a fixed term extending more than twelve (12) months from the date hereof and which involve a total commitment or payment by any party thereto of more than $10,000.

              True and complete copies of all Comtech Material Contracts, including all amendments thereto, have been made available to Restor. The Comtech Material Contracts are valid and enforceable in accordance with their respective terms with respect to Comtech and valid and enforceable in accordance with their respective terms with respect to any other party thereto, in each case to the extent material to the business and operations of Comtech, and subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies. Except for events or occurrences, the consequences of which, individually or in the aggregate, would not have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of Comtech, there is not under any of the Comtech Material Contracts any existing breach, default or event of default by Comtech or event that with notice or lapse of time or both would constitute a breach, default or event of default by Comtech, nor does Comtech know of, and Comtech has not received notice of, or made a claim with respect to, any breach or default by any other party thereto.

     Section 3.10. Comtech Customer Contract. The Comtech Disclosure Letter sets forth a true and complete list of all agreements or contracts pursuant to which Comtech provides goods or services to its customers (the "Comtech Customer Contracts"). Comtech does not provide goods or services to its customers pursuant to verbal or oral agreements or contracts. The Comtech Disclosure Letter sets forth a true and complete list of all customers of Comtech which the management of Comtech reasonably believes in good faith may terminate their contracts with Comtech or may assert a claim for damages against Comtech as a result of a default by Comtech of its obligations under such contract or for any other reason, other than customer terminations arising in the ordinary course of business consistent with past practices and which do not in any event in the aggregate involve annual revenues of $5,000 or more. The execution, delivery and performance of this Agreement by Comtech and the Signing Shareholders and the consummation of the transactions contemplated hereby by Comtech and the Signing Shareholders will not, with the passing of time or giving of notice or both, violate or conflict with or constitute a default under or give rise to a termination right under any Comtech Customer Contract except such violations, conflicts and defaults which in the aggregate would not have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of Comtech.

     Section 3.11. Tax Returns; Taxes. Comtech has duly filed all federal, state, local and foreign tax returns required to be filed by it and has duly paid or made adequate provision for the payment of all taxes which are due and payable pursuant to such returns or pursuant to any assessment with respect to taxes in such jurisdictions, whether or not in connection with such returns, except for incidental interest and penalties which may be due and payable, but which are not material in amount. The liability for taxes reflected in the 1995 Balance Sheet is sufficient for the payment of all unpaid taxes, whether or not disputed, that are accrued or applicable for the period ended December 31, 1995, and for all years and periods ended prior thereto. All deficiencies asserted as a result of any examinations by the Internal Revenue Service ("IRS") or any other taxing authority have been paid, fully settled or adequately provided for in the 1995 Balance Sheet. There are no pending claims asserted for taxes of Comtech or outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Comtech for any period. Comtech has made all estimated income tax deposits and all other required tax payments or deposits and has complied for all prior periods in all material respects with the tax withholding provisions of all applicable federal, state, local, foreign and other laws. Comtech has made available to Restor true, complete and correct copies of its federal income tax returns for the last three (3) taxable years and made available such other tax returns requested by Restor.

     Section 3.12. Officers, Directors and Employees. The Comtech Disclosure Letter contains a true and complete list of all of the officers and directors of Comtech, specifying their office and annual rate of compensation, and a true and complete list of all of the employees of Comtech as of the date hereof with whom Comtech has a written employment agreement or to whom Comtech has made verbal or oral commitments which are binding on Comtech or who have an annual rate of compensation in excess of $30,000.

     Section 3.13. Comtech Employee Benefit Plans

      (a)Definition of Benefit Plans. For purposes of this Section 3.13, the term "Comtech Benefit Plan" means any plan, program, arrangement, fund, policy, practice or contract which, through which or under which Comtech or a Comtech ERISA Affiliate (as hereinafter defined) provides benefits or compensation to or on behalf of employees or former employees of Comtech or an Comtech ERISA Affiliate (as hereinafter defined), whether formal or informal, whether or not written, including but not limited to the following:

                  (1) Arrangements -- any bonus, incentive  compensation,  stock option, deferred compensation, commission, severance pay, golden parachute or other compensation plan or rabbi trust;

                  (2) ERISA Plans -- any "employee  benefit plan" (as defined in
              Section 3(3) of the  Employee  Retirement  Income  Security Act of
              1974, as amended ("ERISA")), including, but not limited to, any multi-employer plan (as defined in Section 3(37) and Section 4001(a)(3) of ERISA), defined benefit plan, profit sharing plan, money purchase pension plan, 401(k) plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits; and

                  (3) Other  Employee  Fringe  Benefits  -- any stock  purchase, vacation, scholarship, day care, prepaid legal services, dependent care, telephone, automobile, dependent travel or other fringe benefit plans, programs, arrangements, contracts or practices.

       (b)Comtech ERISA Affiliate. For purposes of this Section 3.13, the term "Comtech ERISA Affiliate" means each trade or business (whether or not incorporated) which together with Comtech is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

       (c)Identification of Benefit Plans. Except as described in the Comtech Disclosure Letter, Comtech does not maintain, nor has it at any time established or maintained, nor has it at any time been obligated to make, or otherwise made, contributions to or under or otherwise participated in any Comtech Benefit Plan.

       (d)MEPPA Liability/Post-Retirement Medical Benefits. Except as described in the Comtech Disclosure Letter, neither Comtech nor any Comtech ERISA Affiliate maintains, nor has at any time established or maintained, nor has at any time been obligated to make, or made, contributions to or under any multi-employer plan. Except as described in the Comtech Disclosure Letter, Comtech does not maintain, nor has it at any time established or maintained, nor has it at any time been obligated to make, or made, contributions to or under (i) any plan which provides post-retirement medical or health benefits with respect to employees of Comtech; (ii) any organization described in Sections 501(c)(9) or 501(c)(20) of the Code; (iii) any defined benefit pension plan or money purchase pension plan subject to Title IV of ERISA; or
          (iv) any plan which provides retirement benefits in excess of the limitations in Sections 401(a)(17), 401(k), 401(m), 402(g) or 415 of
          the Code. There is no lien upon any property of Comtech or any Comtech ERISA Affiliate outstanding pursuant to Section 412(n) of the Code in favor of any Comtech Benefit Plan. No assets of Comtech or any Comtech ERISA Affiliate have been provided as security for any Comtech Benefit Plan pursuant to Section 401(a)(29) of the Code.

       (e)Documentation. Comtech has made available to Restor a true and complete copy of the following documents, if applicable, with respect to each Comtech Benefit Plan identified in the Comtech Disclosure
          Letter: (i) all documents, including any insurance contracts and trust agreements, setting forth the terms of the Comtech Benefit Plan, or if there are no such documents evidencing the Comtech Benefit Plan, a full description of the Comtech Benefit Plan; (ii) the ERISA summary plan description and any other summary of plan provisions provided to participants or beneficiaries for each such Comtech Benefit Plan;
          (iii) the annual reports filed for the most recent three (3) plan years and most recent financial statements or periodic accounting of related plan assets with respect to each Comtech Benefit Plan; (iv) the most recent favorable determination letter, opinion or ruling from the IRS for each Comtech Benefit Plan, the assets of which are held in trust, to the effect that such trust is exempt from federal income tax; and (v) each opinion or ruling from the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC") with respect to such Comtech Benefit Plans.

       (f)Qualified Status. Except as described in the Comtech Disclosure Letter, each Comtech Benefit Plan that is funded through a trust or insurance contract has at all times satisfied in all respects, by its terms and in its operation, all applicable requirements for an exemption from federal income taxation under Section 501(a) of the Code. Neither Comtech nor any Comtech ERISA Affiliate maintains a Comtech Benefit Plan which meets the requirements of Section 401(a) of the Code (each a "401 Plan"). Any determination letter issued by the IRS to the effect that any such 401 Plan qualifies under Section 401(a) of the Code and that the related trust is exempt from taxation under Section 501(a) of the Code remains in effect and has not been revoked. Each such 401 Plan, if any, currently complies in form with the requirements under Section 401(a) of the Code, other than changes required by statutes, regulations and rulings for which amendments are not yet required. Each such 401 Plan, if any, has been administered according to its terms (except for those terms which are inconsistent with the changes required by statutes, regulations and ruling for which changes are not yet required to be made, in which case any such 401 Plan has been administered in accordance with the provisions of those statutes, regulations and rulings) and in accordance with the requirements of Section 401(a) of the Code. Each such 401 Plan, if any, has been tested for compliance with, and has satisfied the requirements of, Section 401(k)(3) and 401(m)(2) of the Code for each plan year ending prior to the Effective Date.

       (g)Compliance. Except as described in the Comtech Disclosure Letter, each Comtech Benefit Plan maintained by Comtech or a Comtech ERISA
          Affiliate has at all times been maintained, by its terms and in operation, in accordance with all applicable laws in all material respects, including

          (to the extent applicable) Code Section 4980B. There has been no failure to comply with applicable ERISA or other requirements concerning the filing of reports, documents and notices with the Secretary of Labor and Secretary of Treasury or the furnishing of such documents to participants or beneficiaries that could subject any Comtech Benefit Plan, Comtech, any Comtech ERISA Affiliate, Restor or any of its affiliates to any material civil or any criminal sanction.

       (h)Legal Actions. There are no actions, audits, suits or claims known to the Shareholder which are pending or threatened against any Comtech Benefit Plan, any fiduciary of any of Comtech Benefit Plans with respect to the Comtech Benefit Plans or against the assets of any of the Comtech Benefit Plans, except claims for benefits made in the ordinary course of the operation of such plans.

       (i)Funding. Comtech and each Comtech ERISA Affiliate has made full and timely payment of all amounts required to be contributed under the terms of each Comtech Benefit Plan and applicable law or required to be paid as expenses under such Comtech Benefit Plan, and no excise taxes are assessable as a result of any nondeductible or other contributions made or not made to a Comtech Benefit Plan. No event or condition exists with respect to any Comtech Benefit Plan subject to Title IV of ERISA which could be deemed a "Reportable Event" (as . defined in Title IV of ERISA) with respect to which the thirty (30) day notice requirement has not been waived which could result in a material liability to Comtech, and no condition exists which would subject Comtech to a material fine under Section 4071 of ERISA. The assets of all Comtech Benefit Plans which are required under applicable laws to be held in trust are in fact held in trust, and the assets of each such Comtech Benefit Plan equal or exceed the liabilities of each such plan. The liabilities of each other plan are properly and accurately reported on the financial statements and records of Comtech. The assets of each Comtech Benefit Plan are reported at their fair market value on the books and records of each plan.

       (j)Liabilities. Neither Comtech nor any Comtech ERISA Affiliate is subject to any material liability, tax or penalty whatsoever to any person whomsoever as a result of Comtech's or any Comtech ERISA Affiliate's engaging in a prohibited transaction under ERISA or the Code, and the Shareholder has no knowledge of any circumstances which reasonably might result in any such material liability, tax or penalty as a result of a breach of fiduciary duty under ERISA. The termination of or withdrawal from any Comtech Benefit Plan maintained by Comtech or a Comtech ERISA Affiliate which is subject to Title IV of ERISA or any other Comtech Benefit Plan immediately after the Effective Time will not subject Restor, the Surviving Corporation, Merger Sub or any Comtech ERISA Affiliate to any additional contribution requirement or to any other liability, tax or penalty whatsoever (excluding any liability, tax or penalty attributable solely to the fact that such termination or withdrawal would violate the permanency requirement of
          Section 401 (a) of the Code or an excise tax under Code Section 4980). Neither the execution nor the performance of the transactions contemplated by this Agreement will create, accelerate or increase any obligations under any Comtech Benefit Plan. Neither Comtech nor any Comtech ERISA Affiliate has any obligation to any retired or former employee, or any current employee upon retirement, under any Comtech Benefit Plan.

       (k)Amendment/New Plans. From the date of this Agreement to the Effective Time, no amendment shall be made to any Comtech Benefit Plan, no commitment shall be made to amend any Comtech Benefit Plan and no commitment shall be made to continue any Comtech Benefit Plan or to adopt any new Comtech Benefit Plan for the benefit of any employees of Comtech or any Comtech ERISA Affiliate absent the express written consent of Restor.

       (l)Excess Parachute Payments. No payment required to be made to any employee associated with Comtech as a result of the transactions contemplated hereby under any contract or otherwise will, if made, constitute an "excess parachute payment" within the meaning of Section 280G of the Code or be nondeductible under Section 162(m) of the Code.

       (m)No Acceleration of Liability Under Benefit Plans. The consummation of the transactions contemplated hereby will not accelerate or increase any liability under any Comtech Benefit Plan because of an acceleration or increase of any of the rights or benefits to which employees of Comtech or any Comtech ERISA Affiliate may be entitled thereunder.

       (n)Statutory Benefits. Except as described in the Comtech Disclosure Letter, Comtech has, on a timely basis, made all payments, withholdings and filings of any kind required of it by, and has otherwise complied in all material respects with, any applicable law, regulation or administrative order concerning pension, health, welfare, unemployment, workers' compensation or similar benefits administered by any governmental, regulatory or public body.

     Section 3.14. Labor Relations. Comtech is in compliance in all material respects with all federal, state and foreign laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice. There is no unlawful employment practice discrimination charge involving Comtech pending before the Equal Employment Opportunity Commission ("EEOC"), EEOC-recognized state "referral agency" or any other governmental agency. There is no unfair labor practice charge or complaint against Comtech pending before the National Labor Relations Board ("NLRB"). There is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of Comtech, threatened against or involving or affecting Comtech, and no NLRB representation question exists respecting any of its employees. No grievance or arbitration proceeding is pending against Comtech and no written claim therefor exists. There is no collective bargaining agreement that is binding on Comtech.

     Section 3.15. Insurance. Comtech has heretofore provided to Restor a true and complete list of its current insurance coverages, including names of carriers, amounts of coverage and premiums therefor. Comtech has been and is insured with respect to its properties and the conduct of its business in such amounts and against such risks as are reasonable in relation to its business and will use its reasonable efforts to maintain such insurance at least through the Effective Time. Comtech has made available to Restor true and complete copies of all insurance policies covering Comtech, its properties, assets, employees and/or operations.

     Section 3.16. Title to Properties and Related Matters. Comtech has, to the best knowledge of the Shareholders, good and valid title to or valid leasehold interests in its properties reflected in the 1995 Balance Sheet or acquired after the date thereof (other than properties sold or otherwise disposed of in the ordinary course of business), and all of such properties are held free and clear of all title defects, liens, encumbrances and restrictions, except, with respect to all such properties, (a) mortgages and liens securing debt reflected as liabilities on the 1995 Balance Sheet and (b)(i) liens for current taxes and assessments not in default, (ii) mechanics', carriers', workmen's, materialmen's, repairmen's, statutory or common law liens either not delinquent or being contested in good faith, and (iii) encumbrances, covenants, rights of way, building or use restrictions, easements, exceptions, variances, reservations and other similar matters or limitations, if any, which do not have a material adverse effect on Comtech's use of the property affected. Notwithstanding the immediately preceding sentence, Comtech makes no representation or warranty in this Section 3.16 or otherwise regarding the validity of title to any such properties in which Comtech has only a leasehold interest.

     Section 3.17. Environmental Matters. Except for a residential condominium which Comtech owned, but no longer owns, in Newark, California, Comtech does not own, nor has at any time owned, any real property. There has been no material release of a hazardous substance, as that term is defined in the

Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601(14), or any petroleum product by Comtech into the environment at any property ever owned, leased or used by the Comtech (the "Premises"), including, without limitation, any such release in the soil or groundwater underlying the Premises and, to the best knowledge of Comtech, there has been no such release by any other party at any of the Premises. Comtech has from time to time disposed of small amounts of hazardous substances (as defined above) in a manner believed by Comtech to be in compliance with Environmental Laws. Comtech has not received notice of any violation of any Environmental Law nor has it been advised of any claim or liability pursuant to any Environmental Law brought by any domestic or foreign governmental agency or private party. There are no Environmental Liabilities (as defined below) of Comtech that, individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of Comtech. As used in this Agreement, "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, whether now or hereafter in effect, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof. "Environmental Liabilities" with respect to any person means any and all liabilities of or relating to such person or any of its Subsidiaries (including any entity which is, in whole or in part, a predecessor of such Person or any of its Subsidiaries), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date. "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, any substance regulated under Environmental Laws.

     Section 3.18. Patents, Trademarks, Trade Names. The Comtech Disclosure Letter sets forth a true and complete list of: (a) all material patents, trademarks and trade names (including all federal, state and foreign registrations pertaining thereto) and all material copyright registrations owned by Comtech (collectively, the "Proprietary Intellectual Property"); and (b) all patents, trademarks, trade names, copyrights and all technology and processes used by Comtech in its business which are material to its business and are used pursuant to a license or other right granted by a third party (collectively, the "Licensed Intellectual Property" and, together with the Proprietary Intellectual Property, herein referred to as "Intellectual Property"). A true and complete list of all such licenses with respect to Licensed Intellectual Property is set forth in the Comtech Disclosure Letter. Each of the federal, state and foreign registrations pertaining to the Proprietary Intellectual Property is valid and in full force and effect. All required filings in association with such registrations have been properly made and all required fees have been paid. Comtech owns, or has the right to use pursuant to valid and effective agreements, all Intellectual Property, and the consummation of the transactions contemplated hereby will not alter or impair any such rights, except for such defects in title or other matters which in the aggregate would not have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of Comtech. No claims are pending against Comtech by any person with respect to the use of any Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement relating to the same, and the current use by Comtech of the Intellectual Property does not infringe on the rights of any third party. The Comtech Disclosure Letter sets forth a list of all jurisdictions in which Comtech is operating under a trade name, and each jurisdiction in which any such trade name is registered.

     Section 3.19. Transactions with Affiliates. No shareholder or director of Comtech, or any person with whom any such shareholder or director has any direct or indirect relation by blood, marriage or adoption, or any entity in which any such person owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such persons) has any interest in (i) any contract, arrangement or understanding with, or relating to, the business or operations of Comtech, (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of Comtech, or (iii) any property (real, personal or mixed, tangible or intangible) used, or currently intended to be used, in the business or operations of Comtech.

     Section 3.20. Brokers, Finders and Investment Bankers. Neither Comtech nor any of its officers, directors or employees has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated herein.

     Section 3.21. Disclosure. No representation, warranty or covenant made by Comtech in this Agreement, the Comtech Disclosure Letter or any Exhibit attached hereto contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.


                                   ARTICLE 4.
                    REPRESENTATIONS AND WARRANTIES OF RESTOR

         With such exceptions, if any, as may be set forth in a letter (the "Restor Disclosure Letter") to be delivered by Restor to Comtech on or before May 3, 1996, Restor hereby represents and warrants to Comtech as follows:

     Section 4.1. Organization. Restor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Restor is duly qualified to transact business, and is in good standing, as a foreign corporation in each jurisdiction where the character of its activities requires such qualification, except where the failure to so qualify would not have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of Restor.

     Section 4.2. Authorization. Each of Restor and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by Restor and Merger Sub, subject only to the performance by Restor and Merger Sub of their respective obligations hereunder and the consummation of the Merger and the other transactions provided for herein, have been duly and validly authorized by all necessary corporate action on the part of each of Restor and Merger Sub. The Boards of Directors of each of Restor and Merger Sub have approved the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions provided for herein. This Agreement has been duly executed and delivered by each of Restor and Merger Sub and constitutes the valid and binding agreement of Restor and Merger Sub, enforceable against each of Restor and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

     Section 4.3. Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement, and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Articles of Incorporation or Bylaws of Restor, (ii) any contract material to the business and operations of Restor, (iii) any judgment, decree or order of any court or governmental authority or agency to which Restor is a party or by which Restor or any of its properties is bound, or
(iv) any statute, law, regulation or rule applicable to Restor, so as to have, in the case of subsections (ii) through (iv) above, a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of Restor. Except for filing and recordation of the Certificate of Merger, no consent, approval, order or authorization of, or registration, declaration or filing with, any government agency or public or regulatory unit, agency, body or authority with respect to Restor is required in connection with the execution, delivery or performance of this Agreement by Restor or Merger Sub or the consummation of the transactions contemplated by this Agreement by Restor or Merger Sub, the failure to obtain which would have a material adverse effect upon the assets, liabilities, results of operations, financial condition, business or prospects of Restor.

     Section 4.4. Capitalization of Restor. The authorized capital stock of Restor consists of 20,000,000 shares of common stock, $.01 par value per share, of which 12,658,930 shares were issued and outstanding as of March 31, 1996, and 500,000 shares of non-voting Class B common stock, $.01 par value per share, of which no shares were issued and outstanding as of March 31, 1996. The Restor Disclosure Letter sets forth a full, true and complete list of the shareholdings of, and options, warrants and similar rights owned by, all officers, directors and 5% stockholders of Restor shown on the books and records of Restor at March 31, 1996. All shares of Restor Stock outstanding as of the date hereof are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The shares of Restor Stock to be issued in the Merger will be validly issued, fully paid, nonassessable and free of preemptive rights.

     Section 4.5. Financial Statements. Restor has made available to Comtech the audited consolidated balance sheets of Restor and its subsidiaries as of December 31, 1993, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal years then ended, including the notes thereto. All of the foregoing financial statements are hereinafter collectively referred to as the "Restor Financial Statements" and the balance sheet as of December 31, 1995 is hereinafter referred to as the

"1995 Restor Balance Sheet." The Restor Financial Statements have been prepared from, and are in accordance with, the books and records of Restor and present fairly the financial position and results of operations of Restor as of the dates and for the periods indicated, in each case, in conformity with generally accepted accounting principles, consistently applied. As of the Closing Date, Restor shall have no liability or obligation of any nature whatsoever, whether accrued, absolute, contingent or otherwise, other than (x) current liabilities and obligations which are recurring in nature and not overdue on their terms,
(y) liabilities and obligations reflected and adequately provided for on the 1995 Restor Balance Sheet and (z) liabilities and obligations arising in the ordinary course of business of Restor, or in connection with the transactions contemplated hereby, since the date of the 1995 Restor Balance Sheet.

     Section 4.6. Absence of Certain Changes.

         (a) Certain Financial Matters; Property; Dividends. Since the date of the 1995 Restor Balance Sheet, there has not been (i) any material adverse change in the assets, liabilities, results of operations, financial condition, business or prospects of Restor, (ii) any damage, destruction, loss or casualty to property or assets of Restor, whether or not covered by insurance, which property or assets are material to its operations or business, (iii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the capital stock of Restor, or any redemption or other acquisition by Restor of any of the capital stock of Restor or any split, combination or reclassification of shares of capital stock declared or made by Restor, or (iv) any agreement to do any of the foregoing.

         (b) Other Changes. Since the date of the 1995 Restor Balance Sheet, there have not been (i) any losses suffered, (ii) any material assets mortgaged, pledged or made subject to any lien, charge or other encumbrance, (iii) any material liability or obligation (absolute, accrued or contingent) incurred or any material bad debt, contingency or other reserve increase suffered, except, in each such case, in the ordinary course of business and consistent with past practice, (iv) any material claims, liabilities or obligations (absolute, accrued or contingent) paid, discharged or satisfied, other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of claims, liabilities and obligations reflected or reserved against in the Restor Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of the Restor Financial Statements, (v) any material guarantees, checks, notes or accounts receivable written off as uncollectible, except write-offs in the ordinary course of business and consistent with past practice, (vi) any write down of the value of any asset or investment on Restor's books or records, except for depreciation and amortization taken in the ordinary course of business and consistent with past practice, (vii) any cancellation of any material debts or waiver of any material claims or rights of substantial value, or sale, transfer or other disposition of any material properties or assets (real, personal or mixed, tangible or intangible) of substantial value, except, in each such case, in transactions in the ordinary course of business and consistent with past practice ,(viii) any material transactions entered into other than in the ordinary course of business, (ix) any agreements to do any of the foregoing, or (x) any other events, developments or conditions of any character that have had or are reasonably likely to have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of Restor and its subsidiaries taken as a whole.

     Section 4.7. Legal Proceedings. There are no suits, actions, claims, proceedings or investigations pending or, to the best knowledge of Restor, threatened against, relating to or involving Restor (or any of its officers or directors) before any court, arbitrator or administrative or governmental body, which, if finally determined adversely, are reasonably likely, individually or in the aggregate, to have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of Restor. All pending or threatened suits, actions, claims, proceedings or investigations relating to or involving Restor (or any of its officers or directors) before any court, arbitrator or administrative or governmental body are adequately provided for in the 1995 Restor Balance Sheet in accordance with generally accepted accounting principles. Restor is not subject to any judgment, decree, injunction, rule or order of any court nor is Restor subject to any governmental restriction applicable to it, which is reasonably likely (a) to have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of Restor and its subsidiaries taken as a whole.

     Section 4.8. Compliance with Law. Restor has all material authorizations, approvals, licenses and orders of and from all governmental and regulatory officers and bodies necessary to carry on its business as it is currently being conducted, to own or hold under lease the properties and assets it owns or holds under lease and to perform all of its obligations under the agreements to which it is a party, and Restor has been and is in compliance with all applicable laws, regulations and administrative orders of any country, state or municipality or of any subdivision thereof to which its business or its employment of labor or its use or occupancy of properties or any part thereof are subject, the failure to obtain or the violation of which would have a material adverse effect upon its assets, liabilities, results of operations, financial condition, business or prospects of Restor and its subsidiaries taken as a whole.

     Section 4.9. Tax Returns; Taxes. Restor has duly filed all federal, state, local and foreign tax returns required to be filed by it and has duly paid or made adequate provision for the payment of all taxes which are due and payable pursuant to such returns or pursuant to any assessment with respect to taxes in such jurisdictions, whether or not in connection with such returns. The liability for taxes reflected in the 1995 Restor Balance Sheet is sufficient for the payment of all unpaid taxes, whether or not disputed, that are accrued or applicable for the period ended December 31, 1995, and for all years and periods ended prior thereto. All deficiencies asserted as a result of any examinations by the IRS or any other taxing authority have been paid, fully settled or adequately provided for in the 1995 Restor Balance Sheet. There are no pending claims asserted for taxes of Restor or outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Restor for any period. Restor has made all estimated income tax deposits and all other required tax payments or deposits and has complied for all prior periods in all material respects with the tax withholding provisions of all applicable federal, state, local, foreign and other laws.

     Section 4.10. Restor SEC Reports. Restor has heretofore made available to Comtech Restor's Annual Reports on Form 10-K for the years ended December 31, 1993, 1994 and 1995 (the "Restor SEC Reports"). As of their respective dates, the Restor SEC Reports did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since January 1, 1993, Restor has filed all forms, reports and documents with the Securities and Exchange Commission required to be filed by it pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, each of which complied as to form, at the time such form, document or report was filed, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the applicable rules and regulations promulgated thereunder.

     Section 4.11.Transactions with Affiliates. Except as disclosed in the Restor SEC Reports, no executive officer or director of Restor, or any person with whom any such executive officer or director has any direct or indirect relation by blood, marriage or adoption, or any entity in which any such person owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such persons) has any interest in (i) any contract, arrangement or understanding with, or relating to, the business or operations of Restor, (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of Restor, or (iii) any property (real, personal or mixed, tangible or intangible) used, or currently intended to be used, in the business or operations of Restor.

     Section 4.12. Disclosure. No representation, warranty or covenant made by Restor in this Agreement, the Restor Disclosure Letter or any Exhibit hereto contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.



                                   ARTICLE 5.
                        CERTAIN COVENANTS AND AGREEMENTS


     SECTION 5.1. Conduct of Business by Comtech. From the date hereof to the Effective Time, Comtech will, except as required in connection with the Merger and the other transactions contemplated by this Agreement and except as otherwise disclosed in the Comtech Disclosure Letter or consented to in writing by Restor:

              (i) Carry on its businesses in the ordinary course in substantially the same manner as heretofore conducted and not engage in any new line of business or enter into any agreement, transaction or activity or make any commitment except those in the ordinary course of business and not otherwise prohibited under this Section 5.1;

              (ii) Neither change nor amend its Articles of Incorporation o Bylaws;

              (iii) Sell or grant options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of any of its capital stock of Comtech or rights or obligations convertible into or exchangeable for any shares of its capital stock and not alter the terms of any of its presently outstanding options, warrants or other equity securities or make any changes (by split-up, combination, reorganization or otherwise) in its capital structure;

              (iv)Not declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock or other equity securities, except for distributions of dividends to its shareholders in the ordinary course of business consistent with past practice, and not redeem, purchase or otherwise acquire any shares of its capital stock or other securities or rights or obligations convertible into or exchangeable for any shares of its capital stock or other securities or obligations convertible into such, or any options, warrants or other rights to purchase or subscribe to any of the foregoing;

              (v) Not acquire or enter into an agreement to acquire, by merger, consolidation or purchase of stock or assets, any business or entity;

              (vi) Use its reasonable efforts to preserve intact its corporate existence, goodwill and business organizations, to keep its officers and employees available to Restor and to preserve its relationships with customers, suppliers and others having business relations with it;

              (vii) Not (A) create, incur or assume any long-term debt (including obligations in respect of capital leases) or any short-term debt for borrowed money, (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business and consistent with past practice, (C) make any loans or advances to any other person, except in the ordinary course of business and consistent with past practice, (D) make any capital contributions to, or investments in, any person, except in the ordinary course of business and consistent with past practices with respect to investments, (E) make any capital expenditure involving in excess of $5,000 in the case of any single expenditure or $10,000 in the case of all capital expenditures, or (F) purchase or commit to purchase more than $300,000 of inventory in the aggregate;

              (viii) Not enter into, modify or extend in any manner the terms of any employment, severance or similar agreements with officers and directors nor pay or become obligated to pay any bonuses to, or grant any increase in the compensation of, officers, directors or employees, whether now or hereafter payable, including any such payment or increase pursuant to any option, bonus, stock purchase, pension, profit-sharing, deferred compensation, retirement or other plan, arrangement, contract or commitment; provided, however, that it shall be permitted hereunder to (i) pay employee bonuses of up to $63,000 in the aggregate, and (ii) grant increases in the compensation payable to employees (but not executives or directors) in the ordinary course of business consistent with its 1996 budget and which do not in the case of any specific employee involve an increase in compensation in excess of twenty percent (20%) of such employee's 1995 compensation and which in the aggregate do not involve an annualized compensation expense increase of $10,000 or more;

              (ix)Perform in all material respects all of its obligations under all Comtech Material Contracts (except those being contested in good faith) and not enter into, assume or amend any contract or commitment that would be a Comtech Material Contract other than contracts to provide services entered into in the ordinary course of business;

              (x) Use its reasonable efforts to maintain in full force and effect and in the same amounts policies of insurance comparable in amount and scope of coverage to that now maintained by it;

              (xi)Use its reasonable efforts to continue to collect its accounts receivable and pay its accounts payable in the ordinary course of business and consistent with past practices; and

              (xii) Prepare and file all federal, state, local and foreign returns for taxes and other tax reports, filings and amendments thereto required to be filed by it, and allow Restor, at its request, to review all such returns, reports, filings and amendments at Comtech's offices prior to the filing thereof, which review shall not interfere with the timely filing of such returns.

         In connection with the continued operation of Comtech's business between the date of this Agreement and the Effective Time, Comtech shall confer in good faith on a regular and frequent basis with one or more representatives of Restor designated in writing to report on operational matters of materiality and the general status of ongoing operations. Comtech acknowledges that Restor does not and will not waive any rights it may have under this Agreement as a result of such consultations.

     Section 5.2. Inspection and Access to Information; Confidentiality.

           (a)Inspection and Access. Between the date of this Agreement and the Effective Time, Comtech will provide Restor and its accountants, investment bankers, counsel and other authorized representatives full access, during reasonable business hours and under reasonable circumstances to any and all of its premises, properties, contracts, commitments, books, records and other information (including tax returns filed and those in preparation) and will cause its respective officers to furnish to the other party and its authorized representatives any and all financial, technical and operating data and other information pertaining to its business, as each other party shall from time to time reasonably request.

           (b)Confidentiality. Restor shall, and shall use its best efforts to cause its authorized representatives to, hold in strict confidence, and not disclose to any person without the prior written consent of Comtech, or use in any manner except in connection with the transactions contemplated hereby, all information obtained from Comtech in connection with the transactions completed hereby, except that such information may be disclosed (i) where necessary to any regulatory authorities or governmental agencies, (ii) if required by court order or decree, (iii) if it is ascertainable or obtained from public or published information, (iv) if it is or becomes known to the public other than through disclosure by such party, (vi) if the recipient can demonstrate it was in its possession prior to disclosure thereof in connection with the Agreement, (vii) if the recipient can demonstrate it was independently developed by it, or (viii) if the disclosing party is advised in writing by counsel that it is legally required to make such disclosure.

     Section 5.3. No Solicitation; Acquisition Proposals. From the date hereof until the Effective Time or until this Agreement is terminated or abandoned as provided in Article 8, Comtech shall not directly or indirectly: (a) solicit or initiate (including by way of furnishing any information) discussions with; or
(b) enter into negotiations or agreements with, or furnish any information to, any corporation, partnership, person or other entity or group (other than Restor, its subsidiaries or their authorized representatives pursuant to this Agreement) concerning any proposal for a merger, sale of substantial assets, sale of shares of stock or securities or other takeover or business combination transaction (the "Acquisition Proposal") involving Comtech, and Comtech shall instruct its officers, directors, advisors and other financial and legal representatives and consultants not to take any action contrary to the foregoing provisions of this sentence. Comtech will notify Restor promptly in writing if Comtech becomes aware that any inquiries or proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated with Comtech with respect to an Acquisition Proposal. Comtech shall immediately cease any existing activities, discussions or negotiations with any third parties which may have been conducted on or prior to the date hereof with respect to an Acquisition Proposal and shall direct and use reasonable efforts to cause its officers, advisors and representatives not to engage in any such activities, discussions or negotiations.

     Section 5.4. Reasonable Efforts; Further Assurances; Cooperation. Subject to the other provisions of this Agreement, the parties hereto shall each use their reasonable, good faith efforts to perform their obligations herein and to take, or cause to be taken, or do, or cause to be done, all things necessary, proper or advisable under applicable law to obtain all regulatory approvals and satisfy all conditions to the obligations of the parties under this Agreement and to cause the Merger and the other transactions contemplated herein to be effected on or prior to May 15, 1996 in accordance with the terms hereof and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as a part of their respective obligations under this Agreement, including, without limitation:

              (i) Comtech and Restor shall promptly make their respective filings and submissions and shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to obtain any required approval of any federal, state or local governmental agency or regulatory body with jurisdiction over the transactions contemplated by this Agreement.

              (ii)In the event any claim, action, suit, investigation or other proceeding by any governmental body or regulatory authority is commenced which questions the validity or legality of the Merger or any of the other transactions contemplated hereby or seeks damages in connection therewith, the parties agree to cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use all reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Agreement.

              (iii) Each party shall give prompt  written notice to the other of
         (A) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of Comtech or Restor, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or that will or may result in the failure to satisfy any of the conditions specified in Article 6 hereof and (B) any failure of Comtech or Restor, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by any of them hereunder.

              (iv)Without the prior written consent of Restor, Comtech will not terminate any employee if such termination would result in the payment of any amounts pursuant to "change in control" provisions of any employment agreement or arrangement.

     Section 5.5. Public Announcements. The timing and content of all announcements regarding any aspect of this Agreement or the Merger to the financial community, government agencies, employees or the general public shall be mutually agreed upon in advance (unless Restor or Comtech are advised by counsel that any such announcement or other disclosure not mutually agreed upon in advance is required to be made by law and then only after making a reasonable attempt to comply with the provisions of this Section 5.5).

     Section 5.6. Supplements to Disclosure Letters. From time to time prior to the Effective Time, Comtech and Restor will each promptly supplement or amend the respective disclosure letters which will be delivered pursuant to this Agreement with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in any such disclosure letter or which is necessary to correct any information in any such disclosure letter which has been rendered inaccurate thereby. No supplement or amendment to any such disclosure letter shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 6.2 or 6.3 of this Agreement.

     Section 5.7. Noncompetition. Each Signing Shareholder who is not employed by the Surviving Corporation or Restor immediately after the Closing agrees that, from the Closing Date until the end of three (3) years following the Closing Date (a "Noncompete Period"), and each Signing Shareholder who is employed by the Surviving Corporation immediately after the Closing agrees that, from the Closing Date until three (3) years following the termination of such Signing Shareholder's employment for whatever reason (also, a "Noncompete Period"), unless acting in accordance with Restor's prior written consent and except as an employee of, or consultant to or director of, the Surviving Corporation or of Restor, will not (directly or indirectly), own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, principal, agent, representative, consultant, investor, owner, partner, manager, joint venturer or otherwise with, or permit his name to be used by or in connection with, or lease, sell or permit to use any real property or interest therein owned by such person to, any business or enterprise engaged in the business of designing, manufacturing, distributing, selling, marketing, installing, repairing or refurbishing T1 Multiplexes, digital loop carriers or other access intelligent loop equipment, telephone switching systems, wireless data and video communications systems and equipment, and circuit boards and electromechanical assemblies, in any county in the state of California or any other state of the United States or in any other country in North America or in any country in Central America or South America; provided, however, that the provisions of this Section 5.7 shall not be deemed to prohibit the ownership by any such Person of not more than five percent (5%) of any corporation, partnership, limited liability company or other entity. Each Signing Shareholder acknowledges that (i) the provisions of this Section 5.7 are reasonable and necessary to protect the legitimate interest of Restor and the business and goodwill of Comtech acquired by Restor hereby, (ii) any violation of this
Section 5.7 will result in irreparable injury to Restor and the Surviving Corporation and that damages at law would not be reasonable or adequate compensation to Restor and for a violation of this Section 5.7, and (iii) Restor and the Surviving Corporation shall be entitled to have the provisions of this
Section 5.7 specifically enforced by preliminary and permanent injunctive relief without the necessity of proving actual damages and without posting bond or other security as well as to an equitable accounting of all earnings, profits and other benefits, including, without limitation, future earnings estimated upon a basis of seven (7) years as the anticipated average tenure of a customer with the Surviving Corporation, arising out of any violation of this Section
5.7. In the event that the provisions of this Section 5.7 should ever be deemed to exceed the time, geographic, product or any other limitations permitted by applicable law, then such provisions shall be deemed reformed to the maximum extent permitted by applicable law.

     Section 5.8. No Interference. Each Signing Shareholder agrees, individually and not on behalf of any other person, that, prior to the third anniversary of the Closing Date, he will not (directly or indirectly): (i) hire or offer employment to any employee of Comtech whose employment is continued by the Surviving Corporation or Restor after the Closing Date; or (ii) solicit, induce or influence any customer, supplier, lender, lessor or any other person that then has, or at the Closing Date had, a business relationship with Restor or any of its subsidiaries or Comtech, to discontinue or otherwise change any such relationships.

     Section 5.9. Continuation of Business. Restor and Surviving Corporation each agree to continue the historic business of Comtech or use a significant portion of Comtech's historic business assets to the extent necessary to fulfill the continuity requirements for reorganizations under Section 368 of the Code as described in Treas. Reg. ss. 1.368-1(d).

     Section 5.10. Indemnity for Lease. Restor shall indemnify, defend and hold Mr. Joe harmless from and against any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs, and expenses, including, without limitation, interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses,asserted against him in connection with, arising out of or relating to his personal guarantee of the lease by Comtech of the premises at 4569 Las Positas Road, Suite D, Livermore, California, with respect to matters accruing after the Closing.

     Section 5.11. Certain Securities Law Matters. As soon as practicable after execution of this Agreement, Restor shall prepare and file, and Comtech shall cooperate in the preparation and filing of, a permit under Section 25121 of the California Corporate Securities Law of 1968 (the "Securities Law") with respect to the issuance of the Restor Shares to be issued hereunder and to seek approval hereof at a hearing held pursuant to Section 25142 of the Securities Law.

     Section 5.12. Shareholder Matters. Comtech (i) shall call a special meeting of its shareholders to be held as soon as practicable after the date hereof for the purpose of voting upon this Agreement and the Merger and, through its Board of Directors, recommend to its shareholders approval of this Agreement and the Merger at such meeting, or (ii) in the alternative, shall obtain the approval of this Agreement and the Merger pursuant to action taken by unanimous written consent of its shareholders in accordance with the requirements of the California Corporations Code.

     Section 5.13. Irrevocable Proxies. Concurrent with the execution of this Agreement, Comtech has delivered to Restor irrevocable proxies substantially in the form of Exhibit 5.13 hereto from the Signing Shareholders.

     Section 5.14. Management of Surviving Corporation. Mr. Joe shall, from the Closing Date until the end of the Third Performance Period (or until such earlier time as he shall have voluntarily resigned or his employment has been terminated for good cause), be a director and the principal executive officer of the Surviving Corporation, and Restor shall cause him to be so elected. Subject to the ultimate control and responsibility of the Board of Directors of the Surviving Corporation and of Restor as the sole stockholder, until the end of the Third Performance Period Mr. Joe shall have the right to manage the business and affairs of the Surviving Corporation and shall participate directly in the formulation, and shall direct the execution, of both short- and long-term corporate plans, including, without limitation, the hiring, retention or termination of employees, the setting of compensation and fringe benefits of employees other than himself, the expansion of the business and the making of commitments for capital expenditures out of the cash flow of the Surviving Corporation. Restor shall cooperate with Mr. Joe in maintaining and increasing the Surviving Corporation's profitability, but this Agreement shall not be construed as a commitment on the part of Restor to invest in or make available to the Surviving Corporation any particular amount of additional capital, or to incur any particular expense or obligation on behalf of the Surviving Corporation, whether or not Restor is to be reimbursed by the Surviving Corporation for any such expense or obligation. Notwithstanding the foregoing, if the Pre-Tax Income of the Surviving Corporation (i) is less than $500,000 for the First Performance Period or (ii) is less than $600,000 for either the Second Performance Period or the Third Performance Period, then Restor may request Mr. Joe's resignation as President, Chief Operating Officer and/or a director of the Surviving Corporation and appoint another person or persons to such position, or positions, and, in such event, Mr. Joe shall resign from the requested position or positions, whereupon this Section 5.14 shall become null and void and of no further force or effect.

     Section 5.15. Access to Books and Records. During the Payout Period Mr. Joe shall have free and unrestricted access to the financial books and records of the Surviving Corporation.

     Section 5.16. Indemnification Against Certain Liabilities. Restor agrees that all rights to indemnification and all limitations of liability existing in favor of the officers and directors of Comtech ("Indemnified Parties") as provided in its articles of incorporation and bylaws as of the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of not less than six (6) years from the Effective Time; provided, however, that all rights to any indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

     Section 5.17. Agreement of Affiliates. Comtech shall use all reasonable efforts to cause each person who is an "affiliate" of Comtech for purposes of Rule 145 under the Securities Act to deliver at the Closing a written agreement substantially in the form of Exhibit 5.17. Regardless of whether each such affiliate has provided such agreement, Restor shall be entitled to place restrictive legends upon certificates for shares of Restor Common Stock issued to such affiliates pursuant to this Agreement to enforce the provisions of this
Section 5.17.

                                   ARTICLE 6.
                                 OTHER MATTERS

     Section 6.1. Conditions to Each Party's Obligations. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following condition: at the Effective Time there shall be no effective injunction, writ or preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction to the effect that the Merger may not be consummated as herein provided, no proceeding or lawsuit shall have been commenced by any governmental or regulatory agency for the purpose of obtaining any such injunction, writ or preliminary restraining order and no written notice shall have been received from any such agency indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated by this Agreement.

     Section 6.2. Conditions to Obligations of Restor and Merger Sub. The obligations of Restor and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing of each of the following additional conditions:

                   (a) Representations and Warranties. The representations and warranties of Comtech set forth in Article 3 of this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time.

                   (b) Performance of Obligations of Comtech. Comtech shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement.

                   (c) Opinion of Counsel. Restor shall have received an opinion from counsel for Comtech, dated the Closing Date, in form and substance reasonably satisfactory to Restor, substantially to the effect that:

                         (i) Comtech is validly organized, existing, in good standing and authorized to do business in the state of its incorporation and has all requisite corporate power and authority to own and operate its properties and to carry on its business as currently conducted and is duly qualified to do business in each other state in which the failure to so qualify would have a material adverse effect on its operations in such state.


                         (ii) The Signing Shareholders and Comtech have full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.


                         (iii) The officers of Comtech who have executed this Agreement have the authority to so execute this Agreement on behalf of Comtech.

                         (iv) The Signing Shareholders and Comtech have taken all requisite action to authorize, approve and carry out this Agreement and the transactions on the part of the Signing Shareholders contemplated hereby, and this Agreement constitutes a legal, valid and binding agreement of the Signing Shareholders and Comtech enforceable against each of them in accordance with its terms, except that no opinion need be expressed as to the enforceability of Sections 5.7 or
         5.8 of this Agreement and except as such  enforcement may be limited by
         (A) bankruptcy, insolvency, reorganization, moratorium, and other laws and legal and equitable principles of general application affecting the rights or remedies of creditors, including, without limitation,concepts of materiality, reasonableness, good faith and fair dealing, and (B) the fact that specific performance and other equitable remedies provided therein are discretionary with the courts and may not be enforceable.


                         (v) The execution, delivery and performance of this Agreement by the Signing Shareholders and Comtech and the consummation of the transactions on the part of the Signing Shareholders and Comtech contemplated by this Agreement will not result in any breach, violation, default or acceleration of the obligations of the Shareholders or Comtech under any judgment, decree, order, lease, license, contract or other agreement which is applicable to the Shareholders or Comtech and of which such counsel has actual knowledge.


                          (vi) Except as may be required by applicable federal and state securities laws, as to which no opinion need be expressed, the consummation of the transactions on the part of the Signing
          Shareholders or Comtech contemplated by this Agreement does not require the consent, approval, authorization or order, giving of notice to, or the registration with, any court or any Federal, state, or other governmental authority, agency or instrumentality or any other person of which such counsel has actual knowledge.

                          (vii) To such counsel's actual knowledge, (A) no action or proceeding against the Signing Shareholders or Comtech is pending before any court, or before or by any governmental body, to restrain, prohibit, invalidate or obtain damages with respect to or otherwise question or attack the transactions contemplated by this Agreement, and (B) the Signing Shareholders are not involved in any litigation which might have an adverse effect on Comtech.

                          (viii) Comtech's authorized capital stock consists of 5,000,000 shares of common stock of which, as of the date of the Agreement therewith, 2,785,620 shares issued are outstanding and 542,833 reserved for issuance upon exercise of outstanding options to purchase such stock. All outstanding shres of capital stock of Comtech have been duly authorized and validly issued and are fully paid and nonassessable.

                  (d) Authorization of Merger. All corporate action necessary by Comtech to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

                   (e) Consents. All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filing of the Certificate of Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent. authorization, order, approval, filing or registration would not have a material adverse effect on the business of Comtech or Restor, following the Effective Time.

                   (f)  Certificates.   Comtech  shall  furnish  Restor  with  a
          certificate of its appropriate officers as to compliance with the conditions set forth in Sections 6.2(a), (b) and (d).

                   (g) Material Contracts. Restor shall have received consents to assignment of all Comtech Material Contracts and Comtech Customer Contracts or written waivers of the provisions of any Comtech Material Contracts or Comtech Customer Contracts requiring the consents or waivers of third parties as set forth in the Comtech Disclosure Letter, except such required consents and waivers the failure of which to obtain would not in the aggregate have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of Comtech following the Effective Time.

                   (h) Employment Agreement. Mr. Joe shall have executed and delivered an employment agreement in the form attached hereto as
          Exhibit 6.2(h) (the "Employment Agreement").

                   (i) Resignation Letters. Each of the officers and directors of Comtech shall have tendered to Restor resignation letters in form and substance reasonably acceptable to Restor on or prior to the Closing Date, such resignations to be effective immediately following the Closing Date.

                   (j) Lock-Up Agreement. Each of the Shareholders shall have duly executed and delivered a lock-up agreement in the form attached hereto as Exhibit 6.2(j) (the "Lock-Up Agreement").

                   (k) Repayment of Shareholder Loans. All loans from (or any other amounts advanced by) Comtech to the Shareholders shall have been repaid in full.

                   (l) Escrow Agreement. Each of the Shareholders and the Escrow Agent shall have duly executed and delivered the Escrow Agreement.

                   (m) Due Diligence. Restor shall have completed its review of the books, records, properties, business and affairs of Comtech, which review shall be satisfactory to Restor in its sole discretion.

                  (n) Fairness Hearing.A hearing that satisfies the requirements of Section 3(a)(10) of the Securities Act of 1933 shall have been held under Section 25142 of the Securities Law, and a permit approving issuance of the Restor Securities hereunder (including a finding that the terms and conditions of the issuance of the Restor Shares hereunder are fair, just and equitable) shall have been issued by the California Commissioner of Corporations in connection therewith.

                  (o) Dissenting Shareholders. Holders of not more than five percent(5%) of the outstanding shares of Comtech Stock shall have filed written notice with Comtech that they intend to demand payment for their shares.

     Section 6.3. Conditions to Obligations of Comtech. The obligations of Comtech to effect the Merger shall be subject to the fulfillment at or prior to the Closing of each of the following additional conditions:

                   (a) Representations and Warranties. The representations and warranties of Restor set forth in Article 4 of this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time.

                   (b) Performance of Obligations by Restor. Restor shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement.

                   (c) Authorization of Merger. All corporate action necessary by Restor and Merger Sub to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

                   (d) Consents. All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filing of the Certificate of Merger, and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business of Comtech following the Effective Time.

                   (e) Opinion of Counsel. Comtech shall have received an opinion from counsel for Restor and the Surviving Corporation,dated the Closing Date, in form and substance reasonably satisfactory to Comtech, substantially to the effect that:

                          (i) Restor is  validly  organized,  existing,  in good
         standing and authorized to do business in the state of its incorporation and has all requisite corporate power and authority to own and operate its properties and to carry on its business as currently conducted and is duly qualified to do business in each other state in which the failure to so qualify would have a material adverse effect on its operations in such state.


                          (i) Surviving Corporation is validly organized, existing, in good standing and authorized to do business in the state of its incorporation and has all requisite corporate power and authority to own and operate its properties and to carry on its business as currently conducted and is duly qualified to do business in each other state in which the failure to so qualify would have a material adverse effect on its operations in such state.

                          (ii) Restor has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.


                         (ii) Surviving Corporation has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.


                          (iii) The officers of Restor and the Surviving Corporation who have executed this Agreement have the authority to so execute this Agreement on behalf of Restor and the Surviving Corporation.

                          (iv) Restor and the Surviving Corporation have taken all requisite action to authorize, approve and carry out this Agreement and the transactions contemplated hereby, and this Agreement constitutes a legal, valid and binding agreement of Restor and the Surviving Corporation enforceable against each of them in accordance with its terms, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, and other laws and legal and equitable principles of general application affecting the rights or remedies of creditors, including, without limitation,concepts of materiality, reasonableness, good faith and fair dealing, and (B) the fact that specific performance and other equitable remedies provided therein are discretionary with the courts and may not be enforceable.


                           (v) The execution, delivery and performance of this Agreement by Restor and the Surviving Corporation and the consummation of the transactions on the part of Restor or Surviving Corporation contemplated by this Agreement will not result in any breach, violation, default or acceleration of the obligations of Restor or Surviving Corporation under any judgment, decree, order, lease, license, contract or other agreement which is applicable to Restor or Surviving Corporation and of which such counsel has actual knowledge.


                           (vi) Except as may be required by applicable federal and state securities laws, as to which no opinion need be expressed, the consummation of the transactions on the part of Restor or Surviving Corporation contemplated by this Agreement does not require the consent, approval, authorization or order, giving of notice to, or the registration with, any court or any Federal, state, or other governmental authority, agency or instrumentality or any other person of which such counsel has actual knowledge.

                           (vii) To such counsel's actual knowledge, no action or proceeding against Restor or Surviving Corporation is pending before any court, or before or by any governmental body, to restrain, prohibit, invalidate or obtain damages with respect to or otherwise question or attack the transactions contemplated by this Agreement.

                           (viii) Restor's authorized capital stock consists of 20,000,000 shares of common stock of which 12,558,229 shares were outstanding as of December 31, 1995, all of which, to such counsel's actual knowledge, have been duly authorized and validly issued and are fully paid and nonassessable.

                           (ix) Surviving Corporation's authorized capital stock consists of 1,000 shares of common stock, $.01 par value per share, of which 100 shares are outstanding, all of which have been duly authorized and validly issued and are fully paid and nonassessable.

                   (f)  Certificates.   Restor  shall  furnish  Comtech  with  a
          certificate of its appropriate officers as to compliance with the conditions set forth in Sections 6.3(a), (b) and (c).

                   (g) Employment Agreement. Restor shall have executed and delivered the Employment Agreement.

                   (h) Escrow Agreement. Restor and the Escrow Agent shall have duly executed and delivered the Escrow Agreement.



                                   ARTICLE 7.
                                    CLOSING

         The consummation of the transactions contemplated by this Agreement are herein referred to as the "Closing." The "Closing Date" shall be the date on which the Closing occurs. The Closing shall occur on the first business day following the day on which the last of the conditions (other than those conditions which by their terms are to occur only at the Closing) shall have been satisfied or, if permissible, waived, or such later date as the parties may agree. The Closing shall take place at the offices of Bianchi, Engel, Keegin & Talkington, San Rafael, California, or at such other place as Comtech and Restor shall agree in writing.



                                   ARTICLE 8.
                                  TERMINATION


     Section 8.1. Termination and Abandonment. This Agreement may be terminated at any time prior to the Closing Date:

                  (i) by mutual agreement of the Boards of Directors of Comtech, Merger Sub and Restor;

                  (ii) by  Comtech, if (A) the  conditions set forth in Sections
         6.1 and 6.3 hereof shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Restor on or before June 30, 1996, or (B) Comtech determines in its sole good  faith  judgment,  within  five  (5) days  of  the  date  of  the delivery  of the Restor  Disclosure  Letter,  that  the  exceptions set
         forth   therein   are   materially   adversely   different   from  the
         representations and warranties of Restor in Article 4 hereof, provided that Comtech shall inform Restor upon such termination as to the reasons for its determination; and

                  (iii) by Restor or Merger Sub, if (A) the conditions set forth in Sections 6.1 and 6.2 hereof shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Comtech on or before June 30, 1996, or (B) Restor determines in its sole good faith judgment, within five (5) days of the date of the delivery of the Comtech Disclosure Letter, that the exceptions set forth therein are materially adversely different from the representations and warranties of Comtech in Article 3 hereof, provided that Restor shall inform Comtech upon such termination as to the reasons for its determination, or (C) Restor determines in its sole good faith judgment, within five (5) days of the date of the delivery of the 1995 Balance Sheet, that the financial condition or results of operations of Comtech as of and for the seven-month period ended December 31, 1995 are materially adversely different from the financial condition or results of operations of Comtech as of and for the fiscal year ended May 31, 1995, or (D) Restor shall be obligated to pay in excess of Three Hundred Thousand Dollars ($300,000) in cash pursuant to
         Section 2.1(a)(ii) hereof.

     Section 8.2. Specific Performance and Other Remedies. The parties hereto each acknowledge that the rights of each party to consummate the transactions contemplated hereby are special, unique and of extraordinary character, and that, in the event that any party violates or fails or refuses to perform any covenant or agreement made by it herein. the non-breaching party may be without an adequate remedy at law. The parties each agree, therefore, that in the event that either party violates or fails or refuses to perform any covenant or agreement made by such party herein, the non-breaching party or parties may, subject to the terms of this Agreement and in addition to any remedies at law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

     Section 8.3. Effect of Termination. In the event of termination of this Agreement pursuant to this Article 8, this Agreement shall forthwith become void and there shall be no liability on the part of any party or its respective officers, directors or stockholders, except for obligations under Section 5.3,
Section 5.7 and this Section 8.3, all of which shall survive the termination. Notwithstanding the foregoing, nothing contained herein shall relieve any party from liability for any breach of any covenant or agreement in this Agreement.


                                   ARTICLE 9.
                                INDEMNIFICATION


     Section 9.1. Definitions.  For the purposes of this Article 9:

                  (i) "Comtech Indemnitors" shall mean the Signing Shareholders.

                   (ii) "Comtech Indemnitors  Representative" shall mean Michael
          R. Joe.

                  (iii) "Comtech Indemnitees" shall mean the shareholders of Comtech, of record and beneficially, as of the date hereof, and their respective agents, representatives, employees, heirs,devisees,legatees, successors and assigns.

                   (iv)   "Indemnification   Claim"   shall  mean  a  claim  for
          indemnification hereunder.

                   (v) "Indemnitee" or "Indemnitees"  shall mean one or more, as
          the  case  may  be,  of  the  Restor   Indemnitees   and  the  Comtech
          Indemnitees, without distinction.

                  (vi) "Indemnitor" or "Indemnitors"  shall mean one or more, as
         the  case  may  be,  of  the  Restor   Indemnitors   and   the  Comtech
         Indemnitors,  without distinction.

                   (vii) "Indemnitors Representative" shall mean Restor or Mr. Joe, without distinction, as the case may be.

                   (viii) "Losses" shall mean any and all demands, claims, actions or causes of action, assessments, losses, damages (including special and consequential damages), liabilities, costs and expenses, including, without limitation, interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses in excess in any one instance of $5,000.

                  (ix) "Restor Indemnitees" shall mean Restor, the Surviving Corporation, and their respective agents, representatives, employees, officers, directors, shareholders, controlling persons and affiliates (other than the Shareholders).

                  (x) "Restor Indemnitors" shall mean Restor and the Surviving Corporation, jointly and severally.

                  (xi)  "Restor Indemnitors Representative" shall mean Restor.

                  (xii) "Third Party Claim" shall mean any claim, suit or proceeding (including, without limitation, a binding arbitration or an audit by any taxing authority) that is instituted against an Indemnitee by a person or entity other than an Indemnitor and which, if prosecuted successfully, would result in a Loss for which such Indemnitee is entitled to indemnification hereunder.

     Section 9.2. Agreement of Comtech Indemnitors to Indemnify. Subject to the terms and conditions of this Article 9, the Comtech Indemnitors, who shall be jointly liable proportionately on the basis on which the number of their respective shares of Comtech owned by them of record on March 31, 1996, bears to the total number of Comtech stock held by the Signing Shareholders, and not jointly and severally, such that each individual Indemnitor's liability under this Section 9.2 shall never exceed such proportionate amount of the respective Indemnitee's Losses for which indemnity is sought hereunder, to indemnify, defend and hold harmless Restor Indemnitees, and each of them, from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, a Restor Indemnitee and resulting from, based upon or arising out of:

                  (i) the inaccuracy, untruth or incompleteness of any representation or warranty of Comtech contained in or made pursuant to this Agreement or the Comtech Disclosure Letter, in each case as supplemented or amended by the Comtech Disclosure Letter, as amended from time to time prior to the Effective Time, or in or made pursuant to any Exhibit furnished by Comtech or the Comtech Indemnitors in connection herewith regardless of whether the same was deliberate, reckless, negligent, innocent or unintentional; or

                  (ii)a breach of or failure to perform any covenant,undertaking ,condition or agreement of Comtech or the Comtech Indemnitors made in this Agreement regardless of whether the same was deliberate, reckless, negligent, innocent or unintentional; provided, however, that no such Comtech Indemnitor shall be liable for any indemnification of any Restor Indemnitee under this
Article 9 for a breach or violation of, or default under, Section 5.7 or Section
5.8 of this Agreement by another Signing Shareholder.

     Section 9.3. Agreement of Restor Indemnitors to Indemnify. Subject to the terms and conditions of this Article 9, the Restor Indemnitors, jointly and severally, agree to indemnify, defend and hold harmless the Comtech Indemnitees, and each of them, from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, each Comtech Indemnitee and resulting from, based upon, arising out of or in connection with:

                  (i) the inaccuracy, untruth, or incompleteness of any representation or warranty of any Restor Indemnitor, contained in or made pursuant to this Agreement or the Restor Disclosure Letter, in each case as supplemented or amended by the Restor Disclosure Letter, as amended from time to time prior to the Effective Time, or in or made pursuant to any Exhibit furnished by the Restor Indemnitors, or either of them,in connection herewith regardless of whether the same was deliberate, reckless, negligent, innocent or unintentional; or

                   (ii) a breach of or failure to perform any covenant, undertaking, condition or agreement of the Restor Indemnitors, or either of them, made in this Agreement or in any Exhibit to this Agreement regardless of whether the same was deliberate, reckless, negligent, innocent or unintentional.

     Section 9.4.Procedures for Indemnification. The obligations and liabilities of the parties with respect to an Indemnification Claim shall be subject to the following terms and conditions:

                   (i) An Indemnification Claim shall be made by a Restor Indemnitee by delivery of a written notice to the Comtech Indemnitors Representative requesting indemnification from the Comtech Indemnitors and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim.

                   (ii) An Indemnification Claim shall be made by a Comtech Indemnitee by delivery of a written notice to the Restor Indemnitors Representative requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim.

                   (iii) If the Indemnification Claim involves a Third Party Claim, the procedures set forth in Section 9.5 hereof shall also be observed by the Indemnitee and the Indemnitors Representative.

                   (iii) If the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnitors Representative shall have thirty (30) days to object to such Indemnification Claim by delivery of a written notice of such objection to such Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by the Indemnitors Representative on behalf of all the subject Indemnitors, and the Indemnification Claim shall be paid in accordance with subsection (iv) hereof.

                   (iv)Upon determination of the amount of an Indemnification Claim, whether by agreement between the Indemnitors Representative and the Indemnitee or otherwise, the Indemnitors shall pay the amount of such Indemnification Claim within ten (10) days of the date such amount is determined.

     Section 9.5. Third Party Claims. The obligations and liabilities of the parties hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

                  (i)  The Indemnitee  shall give the   applicable   Indemnitors
         Representative written notice of a Third Party Claim promptly after receipt by the Indemnitee of notice thereof, and the Indemnitors Representative, on behalf of the Indemnitors,may undertake the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to the Indemnitee. The failure of the Indemnitee to notify the Indemnitors Representative of such claim shall not relieve the Indemnitors of any liability that they may have with respect to such claim except to the extent the Indemnitors
         Representative   demonstrates  that  the  defense  of  such  claim  is
         prejudiced by such failure. The assumption of the defense, compromise and settlement of any such Third Party Claim by the Indemnitors Representative shall be an acknowledgment of the obligation of the Indemnitors to indemnify the Indemnitee with respect to such claim hereunder. If the Indemnitee desires to participate in,but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, the Indemnitors Representative fails or refuses to undertake the defense of such Third Party Claim within ten (10) days after written notice of such claim has been given to the Indemnitors Representative by the Indemnitee, the Indemnitee shall have the right to undertake the defense,compromise and settlement of such claim with counsel of its own choosing. In the circumstances described in the immediately preceding sentence, the Indemnitee shall, promptly upon its assumption of the defense of such claim, make an Indemnification Claim as specified in Section 9.3 which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein.

                  (ii) If, in the reasonable opinion of the Indemnitee,any Third Party Claim or the litigation or resolution thereof involves an issue or matter which could have a material adverse effect on the business, operations, assets, properties or prospects of the Indemnitee (including, without limitation, the administration of the tax returns and responsibilities under the tax laws of the Indemnitee), the Indemnitee shall have the right to control the defense, compromise and settlement of such Third Party Claim undertaken by the Indemnitors Representative, and the reasonable costs and expenses of the Indemnitee in connection therewith shall be included as part of the indemnification obligations of the Indemnitors hereunder. If the Indemnitee shall elect to exercise such right, the Indemnitors Representative shall have the right to participate in, but not control, the defense, compromise and settlement of such Third Party Claim at its sole cost and expense.

                  (iii) No settlement of a Third Party Claim involving the asserted liability of the Indemnitors under this Article 9 shall be made without the prior written consent by or on behalf of the Indemnitors Representative, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of settlements of $10,000 or less where the Indemnitors Representative has not responded within five (5) business days of notice of a proposed settlement. If the Indemnitors Representative assumes the defense of such a Third Party Claim, (A) no compromise or settlement thereof may be effected by the Indemnitors Representative without the Indemnitee's consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claim that may be made against the Indemnitee,
          (ii) the sole relief provided is monetary damages that are paid in full by the Indemnitors, and (iii) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitee of a release, in form and substance satisfactory to the Indemnitee, from all liability in respect of such Third Party Claim, and (B) the Indemnitee shall have no liability with respect to any compromise or settlement thereof effected without its consent.

                   (iv) In connection with the defense, compromise or settlement of any Third Party Claim, the parties to this Agreement shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide access to the counsel, accountants and other representatives of each party during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other party and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested).

     Section 9.6. Rights and Remedies Exclusive. Except as expressly provided in Sections 5.3, 5.7 and 5.8 hereof and except to the extent the same shall have been the result of common-law fraud, intentional omission or deliberate concealment by or on behalf of an Indemnitor, the rights of the Indemnitees under this Article 9 shall be the exclusive rights and remedies of the Indemnitees for any breach of the representations and warranties on the part of any Indemnitor; provided, however, that this Section 9.5 does not limit the rights of any party under any of the Exhibits hereto.

     Section 9.7. Survival. Subject to Section 9.8 hereof, all representations, warranties and agreements contained in this Agreement or in any certificate, schedule or exhibit delivered pursuant to this Agreement, in each case as supplemented or amended by the respective Indemnitors' Disclosure Letter, as amended from time to time prior to the Effective Time, shall survive the Closing notwithstanding any investigation conducted with respect thereto or any knowledge acquired as to the accuracy or inaccuracy of any such representation or warranty.

     Section 9.8. Time Limitations. If the Closing occurs, the Indemnitor shall have no liability under Section 9.2, unless on or before the second anniversary of the Closing Date the Indemnitor is given notice asserting an Indemnification Claim with respect thereto; provided, however, that an Indemnification Claim based upon a breach of the representations and warranties of Comtech contained in (i) Sections 3.4(b) and 3.16 may be made at any time except as limited by law, (ii) Section 3.11 may be made at any time prior to the expiration of the applicable statutes of limitations relative to the liability relating thereto; and (iii) Section 3.17 may be made at any time prior to the fifth anniversary of the Closing Date and provided, further, that an Indemnification Claim based upon a breach of the representations and warranties of Restor and Surviving Corporation contained in Section 4.9 may be made at any time prior to the expiration of the applicable statutes of limitations relative to the liability relating thereto.

     Section 9.9. Limitations as to Amount Payable by Comtech Indemnitors. The Comtech Indemnitors shall have no liability with respect to the matters described in Section 9.2 until the total of all Losses with respect thereto exceeds $25,000, in which event the Comtech Indemnitors shall be obligated to indemnify the Indemnitees as provided in this Article 9 for all such Losses. Except as provided below in this Section 9.9, the maximum amount of any claim against the Comtech Indemnitors shall be the aggregate amount of cash, Contingent Consideration and Restor Shares which shall have been paid and delivered to the Shareholders (at the Closing by or through Restor as Contingent Consideration and out of the Escrow) through the date of the last of any such Loss plus the aggregate amount of cash, Contingent Consideration and Restor Shares which shall thereafter become payable of deliverable to the Shareholders under the Contingent Consideration provisions of Section 2.1(c) hereof and the Escrow Agreement. Satisfaction of any such claim by the Restor Indemnitees shall be made first by a redemption of the Restor Shares which shall have been issued to the Restor Indemnitors (or which have become issuable under the terms of the Escrow Agreement) where the value of such shares is determined by reference to the arithmetic average of the daily closing price per share, rounded to four decimal places, of the Restor Shares as reported on the NASDAQ SmallCap Market, if such shares are included therein, or on the NASDAQ National Market System, if such shares are included therein, for each of the twenty (20) consecutive trading days ending (and including) the trading day that occurs two trading days prior to (and not including) date of such payment; and to the extent that any such claim is in excess of the value of such Shares, it shall be satisfied by cash payments in an amount not to exceed the amount of cash previously paid by Restor to the Shareholders hereunder. The limitations set forth above in this
Section 9.9 with respect to the aggregate amount of claims made against the Comtech Indemnitors (but not the method of satisfying such claims pursuant to the preceding sentence hereof) shall not apply to any intentional misrepresentation or breach of warranty by or on behalf of Comtech or any intentional failure to perform or comply with any covenant or agreement of Comtech, and Comtech shall be liable for all Losses with respect thereto; however, in no event shall the aggregate liability of the Comtech Indemnitors under any portion or sentence of this Article 9 exceed the aggregate of $4,800,000 in value of Restor Shares and cash.

     Section 9.10. Limitations as to Amount Payable by Restor and Surviving Corporation. The Restor Indemnitors shall have no liability with respect to the matters described in Section 9.2 until the total of all Losses with respect thereto exceeds $25,000, in which event the Restor Indemnitors shall be obligated to indemnify the Indemnitees as provided in this Article 9 for all such Losses up to an aggregate of $2,000,000.

     Section 9.11. Subrogation. Upon payment in full of any Indemnification Claim, whether such payment is effected by set-off or otherwise, or the payment of any judgment or settlement with respect to a Third Party Claim, the Indemnitors shall be subrogated to the extent of such payment to the rights of the Indemnitee against any person or entity with respect to the subject matter of such Indemnification Claim or Third Party Claim.

     Section 9.12. Appointment of Comtech Indemnitors Representative. Each Comtech Indemnitor constitutes and appoints the Comtech Indemnitors Representative as his true and lawful attorney-in-fact to act for and on behalf of such Comtech Indemnitor in all matters relating to or arising out of this
Article 9 and the liability or asserted liability of such Comtech Indemnitor hereunder, including specifically, but without limitation, accepting and agreeing to the liability of such Comtech Indemnitor with respect to any Indemnification Claim, objecting to any Indemnification Claim, disputing the liability of such Comtech Indemnitor, or the amount of such liability, with respect to any Indemnification Claim and prosecuting and resolving such dispute as herein provided, accepting the defense, compromise and settlement of any Third Party Claim on behalf of such Comtech Indemnitor or refusing to accept the same, settling and compromising the liability of such Comtech Indemnitor hereunder, instituting and prosecuting such actions (including arbitration proceedings) as the Comtech Indemnitors Representative shall deem appropriate in connection with any of the foregoing, retaining counsel, accountants, appraisers and other advisers in connection with any of the foregoing, all for the account of the Comtech Indemnitor, such Comtech Indemnitor agreeing to be fully bound by the acts, decisions and agreements of the Comtech Indemnitor Representative taken and done pursuant to the authority herein granted. Each Comtech Indemnitor hereby agrees to indemnify and to save and hold harmless the Comtech Indemnitors Representative from any liability incurred by the Comtech Indemnitors

Representative based upon or arising out of any act, whether of omission or commission, of the Comtech Indemnitors Representative pursuant to the authority herein granted, other than acts, whether of omission or commission, of the Comtech Indemnitors Representative that constitute gross negligence or willful misconduct in the exercise by the Comtech Indemnitors Representative of the authority herein granted. The death or incapacity of any Comtech Indemnitor shall not terminate the authority and agency of the Comtech Indemnitors
Representative. In the event of the resignation of a Comtech Indemnitors Representative, the resigning Comtech Indemnitors Representative shall appoint a successor either from among the Comtech Indemnitors or who shall otherwise be acceptable to Restor and who shall agree in writing to accept such appointment, and the resigning Comtech Indemnitors Representative's resignation shall not be effective until such a successor shall exist. If a Comtech Indemnitors Representative should die or become incapacitated, his successor shall be appointed within thirty (30) days of his death or incapacity by a majority of the Comtech Indemnitors, and such successor either shall be a Shareholder or shall otherwise be acceptable to Restor. The choice of a successor Comtech Indemnitors Representative appointed in any manner permitted above shall be final and binding upon all of the Comtech Indemnitors. The decisions and actions of any successor Comtech Indemnitors Representative shall be, for all purposes, those of a Comtech Indemnitors Representative as if originally named herein.

     Section 9.13. Payment. In the event that any Indemnitor is required to make any payment under this Article 9, such party shall promptly pay the Indemnitee the amount so determined. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Article 9, the Indemnitor shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute. The difference, if any, between the amount of the obligation ultimately determined as properly payable under this Article 9 and the portion, if any, theretofore paid shall bear interest as provided below. If all or part of any indemnification obligation under this Agreement is not paid when due, then the Indemnitor shall pay the Indemnitee interest on the unpaid amount of the obligation for each day from the date the amount became due until payment in full, payable on demand, at the fluctuating rate per annum which at all times shall be the lowest rate of interest generally charged from time to time by Morgan Guaranty Trust Company of New York and publicly announced by such bank as its so-called "prime rate."



                                  ARTICLE 10.
                            MISCELLANEOUS PROVISIONS


     Section 10.1. Notices. All notices, communications and deliveries hereunder shall be made in writing signed by the party making the same, shall specify the Section hereunder pursuant to which it is given or being made, and shall be deemed given or made on the date delivered if delivered in person or on the third (3rd) business day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) as follows:

         To Restor, Merger Sub or the Surviving Corporation:

              Restor Industries, Inc.
              4501 Vineland Road
              Orlando, Florida  32811
              Attn:  Mr. Mark A. Gergel

         with a copy to:

              Rogers & Hardin
              2700 Cain Tower, Peachtree Center
              229 Peachtree Street, N.E.
              Atlanta, Georgia 30303
              Attn: Steven E. Fox, Esq.


         To Comtech or the Signing Shareholders:

              Comtech Sunrise, Inc.
              4569 Las Positas Road, Suite D
              Livermore, California  94550
              Attn:  Mr. Michael R. Joe


         with a copy to:

              Bianchi, Engel, Keegin & Talkington
              1000 Fourth Street, Suite 600
              San Rafael, California 94901-3182
              Attn:  Stafford W. Keegin, Esq.

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing.

     Section 10.2. Disclosure Letters and Exhibits. The Comtech Disclosure Letter and the Restor Disclosure Letter and all Exhibits hereto are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement.

     Section 10.3. Assignment; Successors in Interest. No assignment or transfer by Restor, Merger Sub or Comtech of their respective rights and obligations hereunder prior to the Closing shall be made except with the prior written consent of the other parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns, and any reference to a party hereto shall also be a reference to a permitted successor or assign.

     Section 10.4. Number; Gender. Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.

     Section 10.5. Captions. The titles, captions and table of contents contained in this Agreement are inserted herein only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. Unless otherwise specified to the contrary, all references to Articles and Sections are references to Articles and Sections of this Agreement and all references to Exhibits are references to Exhibits to this Agreement and the Comtech Disclosure Letter and the Restor Disclosure Letter.

     Section 10.6. Controlling Law; Jurisdiction; Integration; Amendment. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without reference to Delaware's choice of law rules and each of the parties hereto hereby consents to personal jurisdiction in any federal or state court in the State of Delaware. This Agreement and the documents executed pursuant hereto supersede all negotiations, agreements and understandings among the parties with respect to the subject matter hereof and constitutes the entire agreement among the parties hereto, this Agreement may not be amended, modified or supplemented except by written agreement of the parties hereto.

     Section 10.7. Knowledge. As used in this Agreement, (i) the terms "the best knowledge of Comtech," "known to Comtech" or words of similar import used herein with respect to Comtech shall mean the actual knowledge of any of the Signing Shareholders, together with the knowledge a reasonable business person would have obtained after making reasonable inquiry and after exercising reasonable diligence with respect to the matters at hand; and (ii) the terms "the best knowledge of Restor," "known to Restor" or words of similar import used herein with respect to Restor shall mean the actual knowledge of any senior executive officer of Restor, together with the knowledge a reasonable business person would have obtained after making reasonable inquiry and after exercising reasonable diligence with respect to the matters at hand.

     Section 10.8. Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereto waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

     Section 10.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

     Section 10.10. Enforcement of Certain Rights. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm or corporation other than the parties hereto, and their successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such person, firm or corporation being deemed a third party beneficiary of this Agreement.

     Section 10.11. Waiver. At any time prior to the Effective Time, the parties hereto, by or pursuant to action taken by their respective Boards of Directors in the case of Restor, Merger Sub and Comtech, may, to the extent legally permitted: (a) extend the time for the performance of any of the obligations or other acts of any other party; (b) waive any inaccuracies in the representations or warranties of any other party contained in this Agreement or in any document or certificate delivered pursuant hereto; (c) waive compliance or performance by any other party with any of the covenants, agreements or obligations of such party contained herein; and (d) waive the satisfaction of any condition that is precedent to the performance by the party so waiving of any of its obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by one party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

     Section 10.12. Fees and Expenses. Each party hereto shall pay its own fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, but not limited to, the fees, costs and expenses of its financial advisors, accountants and counsel; provided, however, that the Shareholders shall pay all of such fees, costs and expenses incurred by Comtech in excess of Twenty Thousand Dollars ($20,000), none of which shall be paid by Comtech or out of any of its assets.

     Section 10.13. Attorneys' Fees. If any party to this Agreement shall bring any action, suit, counterclaim, appeal, arbitration, or mediation for any relief against the other, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "Action"), the losing party shall pay to the prevailing party a reasonable sum for attorneys' fees and costs (at the prevailing party's attorneys' then-prevailing rates as increased from time to time by the giving of advance written notice by such counsel to such party) incurred in bringing and prosecuting such Action and/or enforcing any judgment, order, ruling, or award (collectively, a "Decision") granted therein, all of which shall be deemed to have accrued on the commencement of such Action and shall be paid whether or not such Action is prosecuted to a Decision. Any Decision entered in such Action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such Decision. The court or arbitrator may fix the amount of reasonable attorneys' fees and costs on the request of either party. For the purposes of this paragraph, attorneys' fees shall include, without limitation, fees incurred in the following: (1) post-judgment motions and collection actions; (2) contempt proceedings; (3) garnishment, levy, and debtor and third party examinations; (4) discovery; and (5) bankruptcy litigation. "Prevailing party" within the meaning of this paragraph includes, without limitation, a party who agrees to dismiss an Action on the other party's payment of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it.

     IN WITNESS WHEREOF, the parties hereto have duly executed and sealed this Agreement or have caused this Agreement to be duly executed under seal on its behalf by an officer or representative thereto duly authorized, all as of the date first above written.



                                           _____________________________(SEAL)
                                           MICHAEL R. JOE


                                           _____________________________(SEAL)
                                           MICHAEL G. RAMLOGAN


                                           _____________________________(SEAL)
                                           DANIEL P. LUBARSKY

                                           COMTECH SUNRISE, INC.



                                           By: ______________________________
                                           Its:______________________________


                                           Attest:___________________________
                                           Its:______________________________


                                           [CORPORATE SEAL]


                                           RESTOR INDUSTRIES, INC.



                                           By:_______________________________
                                           Its:______________________________


                                           Attest:___________________________
                                           Its:______________________________


                                           [CORPORATE SEAL]


                                           RESTOR-COMTECH, INC.



                                           By:_______________________________
                                           Its:______________________________


                                           Attest:___________________________
                                           Its:______________________________


                                           [CORPORATE SEAL]

EXHIBIT NO. 2.1(b)

                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT (the "Agreement") is made and entered into as of the 18th day of June, 1996, by and among RESTOR INDUSTRIES, INC. a Delaware corporation ("Restor"), RESTOR-COMTECH, INC., a Delaware corporation (the "the Surviving Corporation"), CAUTHEN & FELDMAN, P.A., a Florida professional association (the "Escrow Agent"), and each of the shareholders of Comtech Sunrise, Inc. listed on Schedule 1 hereto (each such person a "Shareholder" and, collectively, the "Shareholders").


                              W I T N E S S E T H:

         WHEREAS, the Shareholders are all of the shareholders of Comtech Sunrise, Inc., a California corporation ("Comtech");

         WHEREAS, certain of the parties hereto, among others, have entered into an Agreement and Plan of Merger dated as of April 22, 1996, a copy of which is attached hereto as Exhibit A and incorporated herein by reference (the "Merger Agreement"), pursuant to which, among other things, Comtech will be merged with and into the Surviving Corporation, a wholly-owned subsidiary of Restor, with the separate corporate existence of Comtech then terminating (the "Merger"); and

         WHEREAS, Section 2.1(a) of the Merger Agreement requires Restor to deliver 211,765 shares (the "Escrow Shares") of its common stock, $.01 par value per share, to the Escrow Agent, to hold and distribute such shares pursuant to the terms hereof;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Escrow Deposit. Within five (5) business days of the execution hereof, Restor shall cause to be delivered to the Escrow Agent, to be held and distributed as hereinafter provided, a stock certificate issued in the names of the Shareholders representing the Escrow Shares, and each of the Shareholders shall deliver to the Escrow Agent a stock power duly endorsed in blank with signature guarantee with respect to the Escrow Shares.

                  2. Property Distributed in Respect of Escrow Shares. During the term hereof, the Escrow Agent shall receive all of the money, securities, rights or property distributed in respect of the Escrow Shares, including any such property distributed as dividends, such property to be held and administered as herein provided (the "Share Proceeds").

                  3. Voting and Transfer of Escrow Shares. For so long as the Escrow Shares are held by the Escrow Agent, the Shareholders shall be entitled to exercise any and all voting or consensual rights and powers relating to or pertaining to the Escrow Shares so held by the Escrow Agent. No Shareholder shall transfer the Escrow Shares, or any interest therein, during the term of this Agreement, except under the laws of descent and distribution.

                   4. Fees of Escrow Agent. The Escrow Agent shall be entitled to a fee (the "Escrow Fee") based upon its normal hourly billing rate as compensation for its services hereunder. The Escrow Fee shall be payable by Restor upon demand therefor from the Escrow Agent.

                  5.        Distribution of Escrow Shares.

         (a) Upon receipt of the certificates provided in Section 7 below, the Escrow Agent shall distribute the Escrow Shares held by it under this Agreement in the aggregate amounts (each a "Release Amount") (together with the pro rata portion of the Share Proceeds, if any, allocable thereto) based upon the Pre-Tax Net Income (as defined in the Merger Agreement) of the Surviving Corporation on the release dates set forth below (each a "Release Date") for the performance period set forth below (each a "Performance Period") which corresponds with such Release Date.
                   Performance Period                        Release Date
- -------------------------------------------------------      ------------
January 1, 1996 to and including December 31, 1996 (the      February 15, 1997
"First Performance Period")
January 1, 1997 to and including December 31, 1997 (the      February 15, 1998
"Second Performance Period")
January 1, 1998 to and including December 31, 1998 (the      February 15, 1999
"Third Performance Period")

         The   aggregate   number  of  Escrow  Shares  to  be  released  to  the
Shareholders on the Release Date which corresponds to the First Performance Period will be as set forth in Release Table No. 1 below.

                               Release Table No. 1

                   Pre-Tax Net Income                          Release Amount
                                                             (Number of Shares)
Less than $500,000                                                  None
$500,000 to and including $562,499                                  11,765
$562,500 to and including $624,999                                  23,529
$625,000 to and including $687,499                                  35,294
$687,500 to and including $749,999                                  47,058
$750,000 and more                                                   58,823

         The   aggregate   number  of  Escrow  Shares  to  be  released  to  the
Shareholders on the Release Date which corresponds to the Second Performance Period will be as set forth in Release Table No. 2 below.

                               Release Table No. 2

                   Pre-Tax Net Income                          Release Amount
                                                             (Number of Shares)
Less than $600,000                                                  None
$600,000 to and including $749,999                                  15,294
$750,000 to and including $899,999                                  30,588
$900,000 to and including $1,099,999                                45,883
$1,100,000 to and including $1,249,999                              61,177
$1,250,000 and more                                                 76,471

         The   aggregate   number  of  Escrow  Shares  to  be  released  to  the
Shareholders on the Release Date which corresponds to the Third Performance Period will be as set forth in Release Table No. 3 below.

                               Release Table No. 3

                   Pre-Tax Net Income                          Release Amount
                                                             (Number of Shares)
Less than $600,000                                                  None
$600,000 to and including $799,999                                  15,294
$800,000 to and including $999,999                                  30,588
$1,000,000 to and including $1,249,999                              45,883
$1,250,000 to and including $1,499,999                              61,177
$1,500,000 and more                                                 76,471

         (b) Notwithstanding the foregoing, if (1) the Pre-Tax Net Income of the Surviving Corporation is (a) greater than $300,000, but less than $750,000, with respect to the First Performance Period and (b) greater than $1,250,000 with respect to the Second Performance Period, then the number of Escrow Shares to be released to the Shareholders on the Release Date for the Second Performance Period, in lieu of the Release Amount otherwise releasable pursuant hereto, shall be equal to the Alternate Release Amount set forth in Alternate Release Table No. 1 below less the Release Amount released to the Shareholders with respect to the First Performance Period; or (2) the Pre-Tax Net Income of the Surviving Corporation is (a) greater than $750,000 with respect to the First Performance Period and (b) greater than $500,000 with respect to the Second Performance Period, then the number of Escrow Shares to be released to the Shareholders on the Release Date for the Second Performance Period, in lieu of the Release Amount otherwise releasable pursuant hereto, shall be equal to the Alternate Release Amount set forth in Alternate Release Table No. 2 below less the Release Amount released to the Shareholders with respect to the First Performance Period. In addition, notwithstanding the foregoing, if (1) the Pre-Tax Net Income of the Surviving Corporation is (a) greater than $500,000, but less than $1,250,000, with respect to the Second Performance Period and (b) greater than $1,500,000 with respect to the Third Performance Period, then the number of Escrow Shares to be released to the Shareholders on the Release Date for the Third Performance Period, in lieu of the Release Amount otherwise payable pursuant hereto, shall be equal to the Alternate Release Amount set forth in Alternate Release Table No. 3 below less the Release Amount released to the Shareholders with respect to the Second Performance Period; or (2) the Pre-Tax Net Income of the Surviving Corporation is (a) greater than $1,250,000 with respect to the Second Performance Period and (b) greater than $500,000 with respect to the Third Performance Period, then the number of Escrow Shares to be released to the Shareholders on the Release Date for the Third Performance Period, in lieu of the Release Amount otherwise releasable pursuant hereto, shall be equal to the Release Amount set forth in Alternate Payment and Release Table No. 4 below less the Release Amount released to the Shareholders with respect to the Second Performance Period.

                          Alternate Release Table No. 1

         Cumulative Pre-Tax Net Income for First                   Alternate
             and Second Performance Periods                     Release Amount
                                                              (Number of Shares)
Less than $1,850,000                                                None
$1,850,000 to and including $1,924,999                              88,236
$1,925,000 to and including $1,999,999                              100,000
$2,000,000 to and including $2,074,999                              111,765
$2,075,000 to and including $2,149,999                              123,529
$2,150,000 and more                                                 135,294



                          Alternate Release Table No. 2

         Cumulative Pre-Tax Net Income for First                   Alternate
             and Second Performance Periods                     Release Amount
                                                              (Number of Shares)
Less than $1,350,000                                                None
$1,350,000 to and including $1,499,999                              74,117
$1,500,000 to and including $1,649,999                              89,411
$1,650,000 to and including $1,849,999                              104,706
$1,850,000 to and including $1,999,999                              120,000
$2,000,000 and more                                                 135,294

                          Alternate Release Table No. 3

            Cumulative Pre-Tax Net Income for                      Alternate
          Second and Third Performance Periods                  Release Amount
                                                              (Number of Shares)
Less than $2,220,000                                                None
$2,220,000 to and including $2,399,999                              91,765
$2,400,000 to and including $2,579,999                              107,059
$2,580,000 to and including $2,819,999                              122,354
$2,820,000 to and including $2,999,999                              137,648
$3,000,000 and more                                                 152,942



                          Alternate Release Table No. 4

            Cumulative Pre-Tax Net Income for                      Alternate
          Second and Third Performance Periods                  Release Amount
                                                              (Number of Shares)
Less than $1,850,000                                                None
$1,850,000 to and including $2,049,999                              91,765
$2,050,000 to and including $2,249,999                              107,059
$2,250,000 to and including $2,499,999                              122,354
$2,500,000 to and including $2,749,999                              137,648
$2,750,000 and more                                                 152,942

                  6. Appointment of Shareholder Representative. Each Shareholder constitutes and appoints Michael R. Joe (the "Shareholder Representative") as his or her true and lawful attorney-in-fact to act for and on behalf of such Shareholder in all matters relating to or arising out of this Agreement, such Shareholder agreeing to be fully bound by the acts, decisions and agreements of the Shareholder Representative taken and done pursuant to the authority herein granted. Each Shareholder hereby agrees to indemnify and to save and hold harmless the Shareholder Representative from any liability incurred by the Shareholder Representative based upon or arising out of any act, whether of omission or commission, of the Shareholder Representative pursuant to the authority herein granted, other than acts, whether of omission or commission, of the Shareholder Representative that constitute gross negligence or willful misconduct in the exercise by the Shareholder Representative of the authority herein granted. The death or incapacity of any Shareholder shall not terminate the authority and agency of the Shareholder Representative. In the event of the resignation of the Shareholder Representative, the resigning Shareholder Representative shall appoint a successor either from among the Shareholders or who shall otherwise be acceptable to Restor, the Surviving Corporation and the Escrow Agent, and who shall agree in writing to accept such appointment, and the resigning Shareholder Representative's resignation shall not be effective until such a successor shall exist. If the Shareholder Representative should die or become incapacitated, his successor shall be appointed within thirty (30) days of his death or incapacity by a majority of the Shareholders, and such successor either shall be a Shareholder or shall otherwise be acceptable to Restor, the Surviving Corporation and the Escrow Agent. The choice of a successor Shareholder Representative appointed in any manner permitted above shall be final and binding upon all of the Shareholders. The decisions and actions of any successor Shareholder Representative shall be, for all purposes, those of the Shareholder Representative as if originally named herein.

                  7.        Certificates of Instruction.

     (a) Within forty (40) days of the end of each Performance Period, Restor and the Shareholder Representative shall deliver to the Escrow Agent a Certificate of Instruction setting forth the Pre-Tax Net Income of the Surviving Corporation for each such Performance Period and, in the event that Pre-Tax Net Income equals an amount for such Performance Period which permits the release of Escrow Shares in accordance with Section 5 above, directing the Escrow Agent to release to the Shareholders the number of Escrow Shares (together with the pro rata portion of the Share Proceeds, if any) determined in accordance with
Section 5 above. In the event there is a disagreement or dispute with respect to the determination of "Pre-Tax Net Income," Restor and the Shareholder Representative may provide Escrow Agent with one or more supplemental Certificates of Instruction with respect to any resolution of such disagreement or dispute.

     Upon receipt of the Certificate of Instruction, the Escrow Agent shall cause promptly the certificate representing the Escrow Shares to be broken down into seventeen (17) certificates, one of which will represent the Escrow Shares to remain subject to the terms of this escrow and one of each of the other sixteen (16) certificates will be issued to each Shareholder for that number of the Escrow Shares to be released multiplied by the Proportionate Interest (as set forth in Column C of Schedule 1 hereto) of each such Shareholder, and thereafter on the Release Date the Escrow Agent shall deliver to the Shareholders the certificates representing the Escrow Shares (together with the pro rata portion of the Share Proceeds, if any) to be released to the Shareholders as provided herein.

     (b) If, on 5:00 p.m. Eastern Standard Time on February 28, 1999, or on such later date which is ten (10) days following the date on which a final determination shall have been made pursuant to sub-subsection 2.1(c)(1) of the Merger Agreement with respect to Restor's Pre-Tax Net Income and Restor and the Shareholder Representative shall have provided Escrow Agent with a Certificate of Instruction in respect of such final determination, the Escrow Agent continues to hold any of the Escrow Shares, then the Escrow Agent shall deliver any such shares (together with any Share Proceeds in the Escrow Agent's possession) to Restor, and this Agreement shall thereupon be terminated.

                  8. Duties of the Escrow Agent. The acceptance by the Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which the parties to this Agreement hereby agree shall fully govern and control with respect to the Escrow Agent's rights, duties, liabilities and immunities:

                  (a) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document which the Escrow Agent believes in good faith emanates from both Restor and the Shareholder Representative of the parties hereto, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein. The Escrow Agent is also relieved from the necessity of satisfying itself as to the authority of the persons executing this Agreement in a representative capacity.

     (b) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything that it may do or refrain from doing in connection herewith, except for its own gross negligence or willful misconduct.

     (c) The Escrow Agent may consult with, and obtain advice from, independent legal counsel selected by the Escrow Agent in the event of any question as to any of the provisions hereof or its duties hereunder (the cost of obtaining such advice being borne, jointly and severally by Restor and the Surviving
Corporation on the one hand and the Shareholders on the other hand), and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.

     (d) The Escrow Agent shall have no duties except those set forth herein, and the Escrow Agent shall not be subject to, or obliged to recognize, any other agreement between, or direction or instruction of, any of the parties hereto unless signed by Restor and the Shareholder Representative. The Escrow Agent shall not be bound by any notice of a claim, demand or objection with respect to the Escrow Shares or any waiver, modification, termination or rescission of this Agreement, unless received by it in writing signed by Restor and the Shareholder Representative, and, if its duties herein are materially increased, unless it shall have given its consent thereto.

     (e) The Escrow Agent's acceptance of the appointment as Escrow Agent hereunder shall not prevent it from representing any party hereto in any dispute over disbursement of, or conflicting claims to, the Escrow Shares, or otherwise. If any dispute arises over disbursement of, or conflicting claims to, the Escrow Shares, then the Escrow Agent may interplead such contested Escrow Shares into a court of proper jurisdiction of its choosing, including, but not limited to, the Circuit Court of Lake County, Florida, and thereupon the Escrow Agent shall be fully and completely discharged of its duties as escrow agent with respect to such contested Escrow Shares and Share Proceeds.

                  9. Indemnification and Expense Reimbursement of the Escrow Agent. Restor, the Surviving Corporation and the Shareholders jointly and severally agree to indemnify, defend and hold harmless the Escrow Agent from any and all costs, expenses, damages or liability of any kind whatsoever (including reasonable legal fees) arising by virtue of its services as escrow agent hereunder, except for liabilities due to the Escrow Agent's gross negligence or willful misconduct, and to reimburse the Escrow Agent for all costs and expenses incurred by the Escrow Agent in connection with the performance of its duties hereunder.

                  10. Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered by hand, (b) mailed by registered or certified mail (return receipt requested) or (c) telecommunicated and immediately confirmed both orally and in writing, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which so hand-delivered or so telecommunicated or on the third business day following the date on which so mailed, if deposited in a regularly-maintained receptacle for United States mail:

         11.       If to Escrow Agent:

                  Cauthen & Feldman, P.A.
                  215 North Joanna Avenue
                  Tavares, Florida 32778-3200
                  Attn:  William H. Cauthen, Esq.
                  Telecopier:       904-343-7759
                  Telephone:        904-343-2225

         If to the Shareholders:

                  In c/o Mr. Michael R. Joe
                  Comtech Sunrise, Inc.
                  4569 Las Positas Road, Suite D
                  Livermore, California  94550
                  Telecopier:       510-443-1135
                  Telephone:        510-443-1133

         With a copy to:

                  Bianchi, Engel, Keegin & Talkington
                  1000 Fourth Street
                  Suite 600
                  San Rafael, California  94901-3182
                  Attn:  Stafford W. Keegin, Esq.
                  Telecopier:       (415) 456-1921
                  Telephone:        (415) 456-4000

         If to Restor or the Surviving Corporation:

                  Name of Addressee
                  4501 Vineland Road
                  Orlando, Florida 32811
                  Attn: Mr. Mark A. Gergel
                  Telecopier:       407-841-0942
                  Telephone:        407-843-7031

         With a copy to:

                  Rogers & Hardin
                  2700 Cain Tower
                  229 Peachtree Street, N.E.
                  Atlanta, Georgia 30303
                  Attn: Steven E. Fox, Esq.
                  Telecopier:       404-525-2224
                  Telephone:        404-522-4700

     11. Execution in Counterparts. This Agreement may be executed by facsimile, and may be executed in several counterparts, each of which shall be an original, and all of which shall constitute one and the same instrument.

     12. Applicable Law. This Agreement shall be construed and governed exclusively by the laws of the State of Delaware, without giving effect to its principles of conflicts of laws.

     13. Amendment. This Agreement may be amended or modified only in a writing signed by all parties hereto.

     14. Attorneys' Fees. If any party to this Agreement shall bring any action, suit, counterclaim, appeal, arbitration, or mediation for any relief against the other, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "Action"), the losing party shall pay to the prevailing party a reasonable sum for attorneys' fees and costs (at the prevailing party's attorneys' then-prevailing rates as increased from time to time by the giving of advance written notice by such counsel to such party) incurred in bringing and prosecuting such Action and/or enforcing any judgment, order, ruling, or award (collectively, a "Decision") granted therein, all of which shall be deemed to have accrued on the commencement of such Action and shall be paid whether or not such Action is prosecuted to a Decision. Any Decision entered in such Action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such Decision. The court or arbitrator may fix the amount of reasonable attorneys' fees and costs on the request of either party. For the purposes of this paragraph, attorneys' fees shall include, without limitation, fees incurred in the following: (1) post-judgment motions and collection actions; (2) contempt proceedings; (3) garnishment, levy, and debtor and third party examinations; (4) discovery; and (5) bankruptcy litigation. "Prevailing party" within the meaning of this paragraph includes, without limitation, a party who agrees to dismiss an Action on the other party's payment of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it.

         IN WITNESS WHEREOF, the parties hereto have duly executed and sealed this Agreement or have caused this Agreement to be duly executed under seal on its behalf by an officer or representative thereto duly authorized, all as of the date first above written.

                                                    CAUTHEN & FELDMAN, P.A.



                                                     By:______________________
                                                     Its:_____________________


                                                     RESTOR INDUSTRIES, INC.



                                                     By:______________________
                                                     Its:_____________________


                                                     RESTOR-COMTECH, INC.



                                                     By:______________________
                                                     Its:_____________________



                                            (SEAL)
                                                   MICHAEL R. JOE, Individually


                                            (SEAL)
                                            _____________________, Individually


                                            (SEAL)
                                            _____________________, Individually


                                            (SEAL)
                                            _____________________, Individually



                                            (SEAL)
                                            _____________________, Individually


                                            (SEAL)
                                            _____________________, Individually



                                            (SEAL)
                                            _____________________, Individually


                                            (SEAL)
                                            _____________________, Individually


                                            (SEAL)
                                            _____________________, Individually


                                            (SEAL)
                                            _____________________, Individually


                                            (SEAL)
                                            _____________________, Individually


                                            (SEAL)
                                            _____________________, Individually


                                            (SEAL)
                                            _____________________, Individually



                                            (SEAL)
                                            _____________________, Individually


                                            (SEAL)
                                            _____________________, Individually

SCHEDULE 1


     Column A                       Column B                    Column C
Name and Address of          Number of Shares Owned      Proportionate Interest
   Shareholder

EXHIBIT NO. 5.13

                                IRREVOCABLE PROXY


         This    Irrevocable    Proxy    is    given    by    the    undersigned
_____________________ ("Shareholder"), in favor of Restor Industries, Inc., a Delaware corporation ("Restor"), as of the 22nd day of April, 1996.

         WHEREAS, Restor and Comtech Sunrise, Inc., a California corporation ("Comtech"), have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") (capitalized terms used but not defined herein shall have the same meaning assigned to such terms in the Merger Agreement), pursuant to which Restor proposes to acquire the entire equity interest in Comtech by means of a merger (the "Merger") of Comtech with and into Restor-Comtech, Inc., a wholly owned subsidiary of Restor;

         WHEREAS, Shareholder owns, as of the date hereof, _______ shares of Comtech Stock (the "Existing Shares" which, together with any shares of Comtech Stock acquired after the date hereof and prior to the termination hereof, are hereinafter collectively referred to as the "Shares"); and

         WHEREAS, Restor has entered into the Merger Agreement in reliance on Shareholder's agreement to support the Merger, including the granting of Shareholder's Irrevocable Proxy hereunder.

         NOW, THEREFORE, with respect to the Merger Agreement and the transactions contemplated thereby and in accordance with the California Corporations Code, Shareholder hereby irrevocably makes, constitutes and appoints Restor to act as Shareholder's true and lawful proxy and attorney-in-fact in the name and on behalf of Shareholder, with full power to appoint a substitute or substitutes. Shareholder further directs Restor, and Restor hereby agrees, to vote all of the Shares which are entitled to vote at any meeting of the shareholders of Comtech (whether annual or special and whether or not an adjourned meeting), or by written consent in the place and stead of Shareholder, in favor of the Merger as set forth in the Merger Agreement. By giving this proxy, Shareholder hereby revokes any other proxy granted by Shareholder at any time with respect to the Shares, agrees not to grant any other proxies with respect to the subject matter hereof, and waives any right that the Shareholder may have to dissent from the Merger and obtain payment of the fair value of the Shares under the California Corporations Code. THE PROXY GRANTED HEREBY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE. The proxy granted hereby shall not be terminated by any act of shareholder or by operation of law, by lack of appropriate power of authority, or by the occurrence of any other event or events and shall be binding upon all beneficiaries, heirs at law, legatees, distributees, successors, assigns and legal representatives of Shareholder. Shareholder agrees to use all good faith efforts to cause any record owner of the Shares of which Shareholder is the beneficial owner to grant to Restor a proxy of the same effect as that contained herein. Shareholder shall perform such further acts and execute such further documents as may be required to vest in Restor the sole power to vote the Shares during the term of the proxy granted herein. The proxy granted herein shall expire on the earlier of (i) the date on which Restor and Shareholder mutually consent in writing to terminate this Irrevocable Proxy, (ii) the date of the Closing (as defined in the Merger Agreement), or (iii) the termination of the Merger Agreement in accordance with the terms thereof.

         IN WITNESS WHEREOF, Shareholder has executed and delivered this Irrevocable Proxy as of the date set forth above.


                                                     --------------------------
                                                     (Name)


                                                     --------------------------
                                                     (Signature)

EXHIBIT NO. 5.17

                               AFFILIATE AGREEMENT


Restor Industries, Inc.
4501 Vineland Road
Orlando, Florida  32811



Gentlemen:

         The undersigned is a shareholder of Comtech Sunrise, Inc. ("Target"), a corporation organized under the laws of the State of California, and will become a shareholder of Restor Industries, Inc. ("Purchaser") pursuant to the transactions described in the Agreement and Plan of Merger, dated as of April 22, 1996 (the "Agreement"), by and between Target, Purchaser and others. Under the terms of the Agreement, Target will be merged into Restor-Comtech, Inc., a wholly-owned subsidiary of Purchaser (the "Merger"), and the shares of the common stock of Target ("Target Common Stock") will be converted into and exchanged for shares of the $0.01 par value common stock of Purchaser ("Purchaser Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and Purchaser regarding certain rights and obligations of the undersigned in connection with the shares of Purchaser to be received by the undersigned as a result of the Merger.

         In consideration of the Merger and the mutual covenants contained herein, the undersigned and Purchaser hereby agree as follows:

                  1. Affiliate Status. The undersigned understands and agrees that as to Target the undersigned is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that the undersigned will be such an "affiliate" at the time of the Merger.

                  2.        Covenants and  Warranties of  Undersigned.
The  undersigned  represents,  warrants and agrees that:

                  (a) The Purchaser Common Stock received by the undersigned as a result of the Merger will be taken for his or her own account and not for others, directly or indirectly, in whole or in part.

                  (b)   Purchaser   has  informed  the   undersigned   that  any
distribution by the undersigned of Purchaser Common Stock has not been registered under the 1933 Act and that shares of Purchaser Common Stock received pursuant to the Merger can only be sold by the undersigned (i) following registration under the 1933 Act, or (ii) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (iii) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that Purchaser is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of Purchaser Common Stock.

                  3.        Restrictions on Transfer.

                  (a) The undersigned understands and agrees that stop transfer instructions with respect to the shares of Purchaser Common Stock received by the undersigned pursuant to the Merger will be given to Purchaser's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

         "The shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (i) covered by an effective registration statement under the Securities Act of 1933, as amended, (ii) in accordance with (x) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of Purchaser) or (y) Rule 144 (in the case of shares issued to an individual who is an affiliate of Purchaser) of the Rules and Regulations of such Act, or
         (iii) in accordance with a legal opinion satisfactory to counsel for Purchaser that such sale or transfer is otherwise exempt from the registration requirements of such Act."

                  (b) Such legend will also be placed on any certificate representing Purchaser securities issued subsequent to the original issuance of the Purchaser Common Stock pursuant to the Merger as a result of any stock dividend, stock split, or other recapitalization as long as the Purchaser Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the Purchaser Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), Purchaser, upon the request of the undersigned, will cause the certificates representing the shares of Purchaser Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by Purchaser of an opinion of its counsel to the effect that such legend may be removed.

                  4. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his or her ability to sell, transfer, or otherwise dispose of the shares of Purchaser Common Stock received by the undersigned in connection with the Merger, to the extent he or she believes necessary, with his or her counsel or counsel for Target.

                  5. Filing of Reports by Purchaser. Purchaser agrees for a period of three years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of Purchaser Common Stock issued to the undersigned pursuant to the Merger.

                  6. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of Purchaser Common Stock received by him or her in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the Transfer Agent for Purchaser Common Stock, together with such additional information as the Transfer Agent may reasonably request. If Purchaser's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), Purchaser shall cause such counsel to provide such opinions as may be necessary to Purchaser's Transfer Agent so that the undersigned may complete the proposed sale or transfer.

                  7. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply with respect to Target Common Stock held by, and Purchaser Common Stock issued in connection with the Merger to, (a) the undersigned's spouse, (b) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (c) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor or in any similar capacity, and (d) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or executive officer of Purchaser or becomes a director or executive officer of Purchaser upon consummation of the Merger, among other things, any sale of Purchaser Common Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

                  8. Miscellaneous. Subject to Exhibit 6.2(j) of the Agreement, this Affiliate Agreement is the complete agreement between Purchaser and the undersigned concerning the subject matter hereof. Any notice required to be sent to any parry hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Georgia.

         This   Affiliate   Agreement  is  executed  as  of  the  _____  day  of
_________________, 1996.


                                            Very truly yours,


                                            ----------------------------
                                            Signature


                                            ----------------------------
                                            Print Name


                                            ----------------------------
                                            Address


                                            ----------------------------
                                            Telephone No.




AGREED TO AND ACCEPTED as of
____________________, 1996

RESTOR INDUSTRIES, INC.

By:_________________________
   Its:_____________________

EXHIBIT NO. 6.2(h)


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 18th day of June, 1996, between and among MICHAEL R. JOE, a resident of the State of California ("Employee"), and RESTOR-COMTECH, INC., a Delaware corporation ("Company").

                              W I T N E S S E T H:

          WHEREAS, execution of this Agreement is contemplated by that certain Plan and Agreement of Merger dated even date herewith (the "Merger Agreement"), whereby Comtech Sunrise, Inc. ("Comtech") will be merged with and into the Company, a Delaware corporation and a wholly-owned subsidiary of Restor Industries, Inc. ("Restor");

          WHEREAS, the covenants and agreements of Employee herein are made as an inducement to the merger of Comtech into the Company; and

          WHEREAS, the Company and Employee each desire to enter into this Agreement, pursuant to which Employee will be employed by the Company on the terms and conditions hereinafter set forth, and to make certain other agreements;

          NOW, THEREFORE, in consideration of the premises and of the promises and agreements hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

     Section 1. Employment. Subject to the terms hereof, the Company hereby employs Employee, and Employee hereby accepts such employment. Employee shall devote his Full Time and best efforts to rendering services on behalf of the Company. As used herein, "Full Time" shall mean working during normal business hours to accomplish his duties and responsibilities with appropriate timeliness, and such term shall not preclude Employee's devoting incidental time to the management of his personal affairs during normal business hours nor shall it preclude his participating in other affairs during non-business hours. Employment. Subject to the terms hereof, the Company hereby employs Employee, and Employee hereby accepts such employment. Employee shall devote his Full Time and best efforts to rendering services on behalf of the Company. As used herein, "Full Time" shall mean working during normal business hours to accomplish his duties and responsibilities with appropriate timeliness, and such term shall not preclude Employee's devoting incidental time to the management of his personal affairs during normal business hours nor shall it preclude his participating in other affairs during non-business hours.


     Section 2. Position, Authority and Duties.

                  (a) Position. Employee shall serve as President and Chief Operating Officer of the Company and, as such, Employee shall report directly to the President of Restor. The Company shall also elect Employee to serve as a director of the Company, and Employee consents to serve, without additional compensation, as such. Employee's duties, responsibilities and perquisites of office shall be consistent with such position.

                  (b) Authority. Subject to the ultimate control and responsibility of the Board of Directors of the Company and of Restor as its sole stockholder, until the end of the Term, as defined in Section 3 hereof, Employee shall have the right to manage the business and affairs of the Company and shall participate directly in the formulation of, and shall direct the execution of both short- and long-term corporate plans, including, without limitation, the hiring, retention or termination of employees, the setting of compensation and fringe benefits of employees other than himself, the expansion of the business and the making of commitments for capital expenditures out of cash flow of the Company. Restor shall cooperate with Employee in seeking to maintain and increase the Company's profitability, but this Agreement shall not be construed as a commitment on the part of Restor to invest in or make available to the Company any additional capital, or to incur any expense or obligation on behalf of the Company, whether or not Restor is to be reimbursed by the Company for any such expense or obligation.

                  (c) Required Resignation of Position. Notwithstanding Sections 2(a) and 2(b) hereof, in the event the Company shall fail to achieve the Pre-Tax Net Income shown for the respective one-year periods set forth in the table below, Restor may request Mr. Joe's resignation as President, Chief Operating Officer and/or a director of the Company and appoint another person or persons to such position, or positions, and, in such event, Mr. Joe shall resign from the requested position or positions and the powers and authorities granted Mr. Joe pursuant to Sections 2(a) and 2(b) hereof shall terminate.

         Year Ended:                        Minimum Pre-Tax Net Income:

         December 31, 1996                  $500,000

         December 31, 1997                  $600,000

         December 31, 1998                  $600,000

For purposes of this Section 2(c), the determination of Pre-Tax Net Income shall be subject to the same protocols set forth in Section 2.1(c) of the Merger Agreement between and among the Company, Restor, Comtech Sunrise, Inc. and certain shareholders thereof, dated as of April 22, 1996. Except as set forth in this Section 2(c), any such resignation by Mr. Joe shall not otherwise change any of Mr. Joe's rights under this Agreement and any failure of the Company to achieve such Pre-Tax Net Income shall not constitute Cause under subparagraph
(iii) of Section 3 hereof.

                  (c) Location. Employee's office shall be located in or within reasonable commuting distance of Livermore, California, and Employee shall not be required to relocate as a condition of his continued employment by the Company.

     Section 3. Term. The employment of Employee hereunder shall commence on the date hereof (the "Effective Date") and shall continue until the earlier of (a) December 31, 1998 (the "Term") or (b) the occurrence of any of the following events: Term. The employment of Employee hereunder shall commence on the date hereof (the "Effective Date") and shall continue until the earlier of (a) December 31, 1998 (the "Term") or (b) the occurrence of any of the following events:

                  (i) the death or Total Disability of Employee ("Total Disability" meaning the failure of Employee to perform his normal required services hereunder at his office for a period of three (3) consecutive months, by reason of Employee's mental or physical disability as so determined by a licensed physician selected by the Company satisfactory to Employee);

                   (ii) the mutual written agreement of the parties hereto to terminate Employee's employment hereunder; or

                  (iii) the Company's termination of Employee's employment hereunder, upon thirty (30) days' prior written notice to Employee, for "Cause." For the purposes of this Agreement, "Cause" for termination of Employee's employment shall exist (a) if Employee is convicted of (from which no appeal may be taken), or pleads guilty to, any act of fraud, misappropriation or embezzlement, or any felony, (b) if, in the sole determination of the Board of Directors of the Company, Employee has engaged in conduct or activities materially damaging to the business of the Company (it being understood, however, that neither conduct nor activities pursuant to Employee's exercise of his good faith business judgment nor unintentional physical damage to any property of the Company by Employee shall be a ground for such a determination by the Board of Directors of the Company) after written notice with specificity as to the conduct or activities complained of and a reasonable opportunity is given to Employee to cure the same, or (c) if Employee has failed without reasonable cause to devote his Full Time and best efforts to the business of the Company and, after notice from the Company of such failure, Employee at any time thereafter again so fails.

     Section 4. Compensation and Benefits.

                  4.1      Salary and Other Compensation.

     (a) Salary. For the term of his employment hereunder, Employee shall be paid a salary by the Company at the annual rate of Sixty Thousand Dollars ($60,000) through March 31, 1997 and at the annual rate of One Hundred Thousand Dollars ($100,000) thereafter, payable bi-weekly in accordance with the payroll payment practices from time to time adopted by the Company (his "Base Salary"). In addition, Employee shall be entitled to that portion of a Forty Thousand Dollar bonus which the amount of Pre-Tax Net Income of Restor between $2,000,000 and $5,000,000, if any, bears to $3,000,000 (the "Make-up Bonus") during the calendar years which end during the term of this Agreement. If the Pre-Tax Net Income of Restor is less than $2,000,000 in any such calendar year, none of such $40,000 shall be due and payable. If the Pre-Tax Net Income of Restor exceeds $5,000,000 in any such calendar year, the full $40,000 shall be due and payable. (For example, if the Pre-Tax Net Income of Restor were $3,500,000 in any such calendar year, the Make-up Bonus payable with respect to that calendar year would be $20,000 [($3,500,000 - $2,000,000 = $1,500,000) divided by $3,000,000 x
$40,000 = $20,000]). The Make-up Bonus, if any, shall be due and payable by the Company within thirty days of the date on which Restor's year-end audit for the year in question is completed by the certified public accountants then servicing Restor. The Company's Board of Directors shall (without the participation of Employee), not less regularly than annually, review Employee's Base Salary with a view to increasing the same as a result of, and to the extent justified by, Employee's performance during the preceding calendar year, any increase in the cost of living, the performance and financial condition of the Company and such other criteria as it deems appropriate; provided, however, Employee agrees that, notwithstanding the foregoing, his Base Salary shall remain at $60,000 through March 31, 1997.

     (b) Bonuses. In addition, Employee shall be eligible to participate (in an amount not to exceed thirty (30%) of Employee's Base Salary in any year) in the incentive and bonus programs of Restor to the same extent as others who hold positions and responsibilities comparable to that of Employee so participate.

     (c) Non-Qualified Stock Options. In addition, upon execution of this Agreement, the Company (i) shall grant Employee the right to designate employees of the Company, including Employee, as grantees of incentive stock options to purchase 75,000 shares of the Stock for a purchase price equal to the fair market value of such shares on such date pursuant to Restor's incentive stock option plan, vesting at the rate of 18,750 shares on each of the first four anniversaries of the date of this Agreement; and (ii) shall grant Employee non-qualified options to purchase 20,000 shares of the common stock, $.01 par value (the "Stock"), of Restor, for a purchase price of $8.00 per share, vesting in the following amounts upon the occurrence of the following respective events:


                  Vest                      Achievement

                  60% 15% vesting for each calendar quarter during 1996 that Restor's pre-tax net income exceeds $400,000; if this income test is not met for any particular quarter(s), the vesting for those quarter(s) may also be earned if pre-tax income for 1996 exceeds $1.6 million.

                  5% Restor's common stock is relisted on The NASDAQ National Market System.

                  10% Restor achieves 25% internal sales growth during calendar 1996 (i.e. sales exceed $37.5 million).

                  15% During 1996, Restor and the Company implement management information systems that provide for timely and accurate information, a streamlined reporting process, reports that meet or exceed internal and external customer expectations, and efficient integration of new acquisitions.

                  10% The Company increases its gross sales in calendar 1996 by 25% over the gross sales of Comtech Sunrise, Inc. in calendar 1995.

                  4.2      Insurance.

     (a) Life and Other Insurance. The Company shall, at its expense, provide or arrange for and keep in effect, during the term of Employee's employment hereunder, so long as he is insurable, such group term life insurance, travel accident, accidental death and dismemberment insurance and long and short term disability insurance, or their equivalents, as is provided from time to time for executives of Restor holding positions and responsibilities comparable to those of Employee.

     (b) Medical Insurance. During the term of Employee's employment hereunder, the Company shall, at its expense, provide or arrange for and keep in effect, hospitalization, major medical and similar medical and health insurance for Employee and his family, to the same extent as is provided from time to time for executives of Restor holding positions and responsibilities comparable to those of Employee.

                   4.3 Vacation. Employee shall be entitled to the same number of days of paid vacation during each year of his employment hereunder as is allowed to other executives of Restor holding positions and responsibilities comparable to those of Employee.

                   4.4 Retirement Benefits. During the term of his employment hereunder, Employee shall have the same right as other executives of Restor holding positions and responsibilities comparable to those of Employee to participate in all profit-sharing, pension and other retirement plans as are now, or as may hereafter be, established by Restor.

                   4.5 Out-of-Pocket Expenses. The Company shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in connection with the performance of his duties hereunder upon presentation of appropriate vouchers therefor.


     Section 5. Termination.

                  (a) Termination by Employee. Employee may terminate his employment hereunder (i) for "Good Reason" as defined in this Section 5(a), or
(ii) for "Health Reasons" as defined in this Section 5(a). For purposes of this Agreement "Good Reason" shall mean (A) any assignment to Employee, without his consent, of any duties materially different from those contemplated by, or any material limitation of the powers of Employee in any respect not contemplated by, Section 2 hereof, (B) any removal of Employee from or any failure to re-elect Employee to any of the positions indicated in Section 2 hereof, except as permitted by Section 2 hereof or except in connection with termination of Employee's employment for Cause or Total Disability, (C) a reduction in Employee's Base Salary, or any other material failure by the Company to comply with Section 4 hereof, (D) any material failure by the Company to comply with subparagraph (iii) of Section 3 hereof, or (E) failure of the Company to obtain the assumption of the agreement to perform this Agreement by a successor as contemplated in Section 7(a) hereof. For purposes of this Agreement, "Health Reasons" shall mean if Employee's health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that Employee shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that at the Company's request and expense Employee shall submit to an examination by a doctor selected by the Company and such doctor shall have concurred in the conclusion of Employee's doctor.

                  (b) Notice of Termination. Any termination of Employee's employment by the Company or by Employee (other than termination for death pursuant to subparagraph (i) of Section 3) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated.

                  (c) Date of Termination. "Date of Termination" shall mean (i) if Employee's employment is terminated by his death, the date of his death, (ii) if Employee's employment is terminated for Total Disability pursuant to subparagraph (i) of Section 3 hereof, thirty (30) days after Notice of Termination is given (provided that Employee shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), (iii) if Employee's employment is terminated for Cause pursuant to subparagraph (iii) of Section 3 hereof, the date specified in the Notice of Termination, and (iv) if Employee's employment is terminated for any other reason, the date on which a Notice of Termination is given; provided, however, that, in all instances, if within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a final judgment order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

                   (d) Exclusive Provisions. Employee may not be terminated by the Company and Employee may not terminate his employment hereunder except as provided in this Section 5.

     Section 6. Compensation Upon Termination or During Disability.

                  (a) Upon Termination under Section 1. If Employee's employment shall be terminated upon the expiration of the term of this Agreement as set forth in Section 1 hereof, the Company shall pay Employee his full Base Salary through the Date of Termination at the rate in effect at that time.

                  (b) In the Event of Death. If Employee's employment shall be terminated by reason of his death, the Company shall pay to such person as he shall designate in a notice filed with the Company, or, if no such person shall be designated, to his estate as a lump sum death benefit, his full Base Salary to the date of his death in addition to any payments Employee's spouse, beneficiaries or estate may be entitled to receive pursuant to any pension or employee benefit plan or life insurance policy presently maintained by the Company, and such payments shall fully discharge the Company's obligations hereunder.

                  (c) In the Event of Physical or Mental Illness. During any period that Employee fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, Employee shall continue to receive his full Base Salary and bonus payments until Employee's employment is terminated for Total Disability pursuant to subparagraph (i) of Section 3 hereof, or until Employee terminates his employment for Health Reasons pursuant to Subsection 5(a)(ii) hereof, whichever first occurs. After termination, Employee shall be paid 100% of his Base Salary at the rate in effect at the time Notice of Termination is given less, in each case, any disability payments otherwise payable by or pursuant to plans provided by the Company and actually paid to Employee in substantially equal monthly installments over the remaining term hereof, and the Company shall have no further obligations to Employee under this Agreement.

                  (d) Cause. If Employee's employment shall be terminated for Cause, the Company shall pay Employee his full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligations to Employee under this Agreement.

                  (e) Wrongful Termination or Termination by Executive for Good Reason. If (A) in breach of this Agreement, the Company shall terminate Employee's employment other than in the manner allowed pursuant to Section 3 hereof (a purported termination pursuant to Section 3 hereof which is disputed and finally determined not to have been proper shall be a termination by the Company in breach of this Agreement) or (B) Employee shall terminate his employment for Good Reason, then:

                  (i) the Company shall pay Employee his full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the amount, if any, with respect to any year then ended which pursuant to the Plan would have accrued to Employee on the basis of the Company's performance but which has not yet been paid to him; and

                  (ii) in lieu of any further salary payments to Employee for periods subsequent to the Date of Termination, the Company shall pay as severance pay to Employee in substantially equal monthly installments until the third anniversary of the Effective Date an amount equal to the product of (A) an amount equal to the sum of (i) the annual Base Salary at the highest rate in effect during the twelve (12) months immediately preceding the Date of Termination plus (ii) the highest annual bonus payments paid or accrued pursuant to this Agreement, multiplied by (B) a fraction, the numerator of which shall be the number of whole months remaining and the denominator of which shall be twelve (12); and

                  (iii) all stock options granted to the Employee under Section 4.1(c) hereof shall become immediately exercisable and shall become immediately vested, provided that any options granted under subpart (ii) of Section 4.1(c) shall vest and become exercisable hereunder only upon the occurrence of the events (and in the amounts) set forth therein.

                  (f) Mitigation. Employee shall not be required to mitigate the amount of any payment provided for in this Section 6 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 6 be reduced by any compensation earned by Employee as the result of employment by another employer after the Date of Termination.

     Section 7. Successors; Binding Agreement.

                  (a) Successor Companies. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this Section 7(a) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                  (b) Executive's Estate and Heirs. This Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee, or other designee or, if there be no such designee, to Employee's estate.


     Section 8. Miscellaneous.

                  8.1 Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon Employee, his executor, administrator, heirs, personal representatives and assigns, and upon the Company and its successors and assigns; provided, however, that the obligations and duties of Employee may not be assigned or delegated.

                  8.2 Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

                  8.3 Invalid Provisions. The parties herein hereby agree that the agreements, provisions and covenants contained in this Agreement are severable and divisible, that none of such agreements, provisions or covenants depends upon any other provision, agreement or covenant for its enforceability, and that each such agreement, provision and covenants constitutes an enforceable obligation between the Company and Employee. Consequently, the parties hereto agree that neither the invalidity nor the unenforceability of any agreement, provision or covenant of this Agreement shall affect the other agreements, provisions or covenants hereof, and this Agreement shall remain in full force and effect and be construed in all respects as if such invalid or unenforceable agreement, provision or covenant were omitted.

                  8.4 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  8.5 Notices. All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or deposited in the United States mail, first class, registered mail, return receipt requested, with proper postage prepaid, and

                           (a)      If to Employee, addressed to:

                                    Mr. Michael R. Joe
                                    1445 Alpine Court
                                    Tracy, California  95376

                           (b)      If to the Company or Restor, addressed to:

                                    [Name of addressee]
                                    4501 Vineland Road
                                    Orlando, Florida  32811
                                    Attn:  Vice President and Chief Financial
                                           Officer

or at such other place or places or to such other person or persons as shall be designated in writing by the parties hereto in the manner provided above for notices.

                  8.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  8.7 Waiver of Breach. The waiver by the Company of a breach of any provision, agreement or covenant of this Agreement by Employee shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision, agreement or covenant by Employee.

                  8.8 Entire Agreement. This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement thereof notwithstanding any representation or statements to the contrary heretofore made; provided, however, that nothing herein shall affect the validity of
Section 5.7 or 5.8 of the Merger Agreement. This Agreement may be modified only by a written instrument signed by each of the parties hereto.

                   8.9 Attorneys' Fees. If any party to this Agreement shall bring any action, suit, counterclaim, appeal, arbitration, or mediation for any relief against the other, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "Action"), the losing party shall pay to the prevailing party a reasonable sum for attorneys' fees and costs (at the prevailing party's attorneys' then-prevailing rates as increased from time to time by the giving of advance written notice by such counsel to such party) incurred in bringing and prosecuting such Action and/or enforcing any judgment, order, ruling, or award (collectively, a "Decision") granted therein, all of which shall be deemed to have accrued on the commencement of such Action and shall be paid whether or not such Action is prosecuted to a Decision. Any Decision entered in such Action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such Decision. The court or arbitrator may fix the amount of reasonable attorneys' fees and costs on the request of either party. For the purposes of this paragraph, attorneys' fees shall include, without limitation, fees incurred in the following: (1) post-judgment motions and collection actions; (2) contempt proceedings; (3) garnishment, levy, and debtor and third party examinations; (4) discovery; and (5) bankruptcy litigation. "Prevailing party" within the meaning of this paragraph includes, without limitation, a party who agrees to dismiss an Action on the other party's payment of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it.


         IN WITNESS WHEREOF, Employee has executed this Agreement, and the Company has caused this Agreement to be duly executed by its duly authorized officers and has caused its proper corporate seal to be affixed hereto, and the parties have caused this Agreement to be delivered, all on the day and year first written above.



                                             ------------------------------
                                             MICHAEL R. JOE



                                             RESTOR-COMTECH, INC.

                                             [CORPORATE SEAL]

                                             By:     _____________________
                                             Its:    _____________________
                                             Attest:____________________

EXHIBIT NO. 6.2(j)

                                 June 18, 1996



Restor Industries, Inc.
4501 Vineland Road
Orlando, Florida  32811

Gentlemen:

          1. Reference is made to that certain Agreement and Plan of Merger dated as of April 22, 1996, between and among Restor Industries, Inc. ("Restor" or the "Company"), Restor Comtech, Inc. ("Merger Sub"), Comtech Sunrise, Inc. ("Comtech") and certain other parties (the "Merger Agreement"), pursuant to which Comtech will be merged with and into Merger Sub, a wholly-owned subsidiary of Restor (the "Merger").

         2. As an inducement to Restor to effect the Merger and as contemplated by the Merger Agreement, the undersigned (sometimes hereinafter referred to as "Seller") hereby agrees that, until the 180th day following the date hereof, the undersigned will not, without Restor's prior written consent, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares of Restor common stock, $.01 par value per share (the "Restor Shares"), issued to the undersigned in connection with the Merger or any security convertible into or exchangeable or exercisable therefor, either publicly or privately. The undersigned further agrees that Restor may note such restrictions on the books and records of Restor relative to stock transfers. The provisions hereof shall be binding upon the undersigned and the assigns, heirs, and personal representatives of the undersigned.

          3. In connection with the undersigned's acquisition of the Restor Shares, the undersigned hereby represents and warrants to Restor as follows:

          (a) The Seller has sufficient knowledge and experience in financial and business matters to be able to evaluate the risks and merits of the investment represented by the Restor Shares. The Seller is aware that the business of the Company involves significant and material economic variables and risks that could adversely affect the Seller's investment in the Restor Shares. The Seller is able to bear the economic risks of such investment, including the risk of losing all of such investment, and the Seller has no need for liquidity with respect to such investment. The Seller is a resident of the State of ___________ and is over twenty-one years of age.

         (b) The Seller understands that no prospectus, offering circular or other offering statement containing information with respect to the Company and the Restor Shares or with respect to the Company's business is being issued and the Seller has made its own inquiry and analysis with respect to the Company, the Restor Shares, the Company's business and other material factors affecting the investment in the Restor Shares.

         (c) The Restor Shares were not offered to the Seller by means of publicly disseminated advertisements or sales literature, or as a part of a general solicitation, nor is the Seller aware of any offers made to other persons by such means. The Seller acknowledges that it has either been supplied with or has had access to information to which a reasonable investor would attach significance in making an investment decision, including, without limitation, copies of the Company's Prospectus dated December 18, 1995 included in its Registration Statement on Form S-3 (Registration No. 33-80053) filed with the Securities and Exchange Commission on December 6, 1995, the Company's Annual Report on Form 10-K for the year ended December 31, 1995, and the Company's Preliminary Proxy Statement for the Annual Meeting of Stockholders to be held on May 26, 1996, and a description of the Company's capital stock (attached hereto as Exhibit 1 and incorporated herein by this reference), and the Seller has had the opportunity to ask questions and receive answers from knowledgeable individuals concerning the Company, its business and the Restor Shares so that as a reasonable investor, the Seller has been able to make an informed decision with respect to the purchase of the Restor Shares.

         (d) In determining to acquire the Restor Shares, the Seller has relied solely on the results of Seller's own independent investigation with respect to the Restor Shares, the Company and upon the representations and statements of the Company set forth herein and in the Merger Agreement. Such representations and statements by the Company constitute the sole and exclusive representations, warranties, covenants and statements of the Company or any of its officers, directors, stockholders or other affiliates to the Seller in connection with this investment, and the Seller understands, acknowledges and agrees that all other representations, warranties, covenants and statements of any kind or nature, whether oral or contained in any writing other than this Agreement and in the Merger Agreement are specifically disclaimed by the Company.

         (e) The Seller understands (i) that the Restor Shares are being issued in reliance upon the exemption from registration provided by Section 3(a)(10) under the Securities Act and are not being registered under the securities or Blue Sky laws and regulations of any state and (ii) cannot be sold, transferred or otherwise disposed of except in accordance with the Securities Act and applicable state securities or Blue Sky laws.


                                                  Sincerely,



                                                  ------------------------------
                                                  Name of Shareholder


                                                  ------------------------------
                                                  Signature

Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference of our report dated May 23, 1996 relating to the financial statements of Comtech Sunrise, Inc. in the Prospectus constituting part of Restor Industries, Inc.'s Registration Statements on Forms S-3 and S-8. We also consent to the reference to us under the heading "Experts" in each such Prospectus.



/s/ Tedder, Grimsley & Company, P.A.
- ------------------------------------
Tedder, Grimsley & Company, P.A.
June 18, 1996

EXHIBIT NO. 99


[GRAPHIC OMITTED] RESTOR                   NEWS RELEASE
                  INDUSTRIES, INC.

                                SUMMARY:   RESTOR INDUSTRIES, INC. AGREES TO
                                           ACQUIRE COMTECH SUNRISE, INC.

                                CONTACT:   Steven A. Odom   Chairman & CEO
                                           Hensley E. West  President & COO
                                           Mark A. Gergel   Vice President & CFO
                                           (407) 843-7031
  FOR IMMEDIATE RELEASE

  ORLANDO,  FLORIDA -- FEBRUARY  22, 1996 -- RESTOR  INDUSTRIES,  INC.  (NASDAQ:
  REST), announced today it has executed a letter of intent to acquire Comtech Sunrise, Inc. ("Sunrise") for a combination of cash and Restor common stock. Sunrise, based in Livermore, California, designs, manufactures and markets intelligent telecommunications products under the trade names of Sunrise Technology and Sunrise Sierra. The transaction is subject to, among other things, the satisfactory completion by Restor of its due diligence investigation of Sunrise and the preparation and execution of a definitive agreement by March 20, 1996.

  Hensley E. West, President and Chief Operating Officer said, "The acquisition of Sunrise is in line with our strategy to expand Restor's products, services and technical expertise in order to provide comprehensive product and service solutions to an increasing number of companies offering telecommunications, data and video services. Sunrise designs, manufactures and markets intelligent T1 multiplexers, digital loop carriers and other access intelligent equipment to telephone companies and large private network carriers. In addition to voice and data products, Sunrise also sells specialized multiplexers and access devices to the military and telemetry market place and designs custom interfaces for unique telecommunications applications".

  "We are pleased that Michael Joe, President and CEO of Sunrise, and his staff of industry professionals will continue to manage Sunrise as a wholly-owned subsidiary of Restor. Sunrise began operations in 1988, and sold approximately $3 million of products and services in its latest fiscal year. We are optimistic that Restor's financial strength, extensive U.S. and Latin American telecommunications customer base, large inventory of telecommunications switching and wireless transmission equipment and broad range of electronic manufacturing and repair services will complement Sunrise's existing business and provide additional growth and profit improvement opportunities for both companies. As a result of the acquisition, Mr. Joe will become a stockholder in Restor and will play a key role in supporting Restor's overall strategic and financial objectives".

  Restor Industries, Inc. is a value-added provider of low cost, high quality systems, products and services to the global telecommunications marketplace. The Company's products and services include the sale of telephone switching systems and related circuit boards; manufacture, sale, installation and repair of wireless data and video communications systems and equipment; refurbishment, repair and upgrade of telecommunications equipment and the sale of related parts; and contract manufacturing of circuit boards and electro-mechanical assemblies. The Company conducts its operations from facilities in Orlando, Florida; Lakeland, Florida; Dallas, Texas; Scottsdale, Arizona and South Bend, Indiana.